Exhibit 99.1

DEFINITIVE EXECUTION COPY
CREDIT AGREEMENT
dated as of
September 22, 2008,
between
AMERICAN INTERNATIONAL GROUP, INC.,
as Borrower
and
FEDERAL RESERVE BANK OF NEW YORK,
as Lender

i

SCHEDULES

Schedule 8.01		Notice Information

EXHIBITS

Exhibit A	-	Form of Borrowing Request
Exhibit B	-	Form of Guarantee and Pledge Agreement
Exhibit C	-	Form of Affiliate Subordination Agreement
Exhibit D	-	Trust’s Equity Interests

     CREDIT AGREEMENT, dated as of September 22, 2008, between AMERICAN INTERNATIONAL GROUP, INC., a Delaware corporation (the “Borrower”), and FEDERAL RESERVE BANK OF NEW YORK, as lender (in such capacity, including any successor thereto, the “Lender”).
     Unusual and exigent circumstances exist as determined by the Board, and the Board has authorized the Lender to extend credit to the Borrower, under the third paragraph of Section 13 of the Federal Reserve Act (12 U.S.C. § 343).
     The Borrower has requested the Lender to extend credit in the form of Loans at any time and from time to time prior to the Maturity Date, in an Original Principal Amount not in excess of $85,000,000,000. The proceeds of the Loans are to be used solely for the general corporate purposes of the Borrower and its Subsidiaries, including as a source of liquidity to pay principal, interest and other amounts under Indebtedness and other obligations as and when they become due and payable.
     The Lender is willing to extend such credit to the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE 1
Definitions
     Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
     “Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that for purposes of Section 6.07, the term “Affiliate” (i) shall include any Person that directly or indirectly owns 5% or more of any class of Equity Interests of the Person specified (excluding, however, any Person that is a beneficial owner of voting stock of the Borrower and who is eligible to report and reports such beneficial ownership on Schedule 13G promulgated under the Securities Exchange Act of 1934) or that is an executive officer or director of the Person specified and (ii) shall not include any Subsidiary. None of the Lender, the other Federal Reserve Banks nor the United States Treasury shall be deemed to be an “Affiliate” of any Loan Party for purposes of this Agreement.
     “Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement substantially in the form of Exhibit C pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

     “Aggregate Liquidity” shall mean, at any time, the sum of (i) the aggregate amount of unrestricted cash and cash equivalents on hand of the Borrower and each Restricted Subsidiary that is a Domestic Subsidiary and (ii) the Available Commitment at such time.
     “Agreement Value” shall mean, for each Swap Contract, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements and netting amounts arising out of intercompany Swap Agreements) that the Borrower or any Subsidiary would be required to pay if such Swap Contract were terminated on such date.
     “A.M. Best” shall mean A.M. Best Company.
     “Annual Statement” shall mean the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of organization, which statement shall be in the form required by such Insurance Subsidiary’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.
     “Applicable Margin” shall mean 8.50% per annum.
     “Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any Subsidiary of (a) any Equity Interests of any Guarantor or Subject Issuer (other than directors’ qualifying shares) or (b) any other asset of the Borrower or any Subsidiary (including Equity Interests not covered by (a) but excluding (i) dispositions and securitizations in the ordinary course of business, (ii) dispositions between or among the Borrower and the Subsidiaries and (iii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $15,000,000).
     “Available Commitment” at any time shall mean an amount equal to (i) the Commitment at such time minus (ii) the Original Principal Amount at such time.
     “Available Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
     “Board” shall mean the Board of Governors of the Federal Reserve System.
     “Borrower” shall have the meaning assigned to such term in the introductory statement to this Credit Agreement.

     “Borrowing” shall mean the borrowing of a Loan hereunder.
     “Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit A, or such other form as shall be approved by the Lender.
     “Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided that when used in connection with the determination of a LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
     “Capital Expenditure” shall mean (a) additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, but excluding in each case (i) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation and (ii) capital expenditures or Capital Lease Obligations incurred by International Lease Finance Corporation and its subsidiaries with respect to aircraft and aircraft-related equipment.
     “Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than the Permitted Investors, shall own, directly or indirectly, beneficially or of record, shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were not (i) nominated by the board of directors of the Borrower, (ii) appointed by directors so nominated or (iii) elected with the favorable vote of the Permitted Investors and (c) any change in control (or similar event, however denominated) with respect to the Borrower shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which the Borrower or any Subsidiary is a party.
     “Charges” shall have the meaning assigned to such term in Section 8.09.
     “Closing Date” shall mean September 22, 2008.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties (if any).
     “Commitment” shall mean the commitment of the Lender to make Loans hereunder in an Original Principal Amount at any one time not to exceed $85,000,000,000, as such amount may be reduced from time to time pursuant to this Agreement.
     “Communications” shall have the meaning assigned to such term in Section 8.01.
     “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
     “Default” shall mean any event or condition that constitutes an Event of Default or that, upon notice, lapse of time or both, would constitute an Event of Default.
     “Default Rate” shall have the meaning assigned to such term in Section 2.07.
     “Department” shall mean, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary’s jurisdiction of domicile with which such Insurance Subsidiary is required to file its Annual Statement (including any jurisdiction of domicile deemed to be such by virtue of a “commercially domiciled” or similar standard).
     “Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Maturity Date.
     “Dollars” or “$” shall mean lawful money of the United States of America.
     “Domestic Subsidiary” shall mean any Subsidiary other than a Foreign Subsidiary.
     “Environmental Laws” shall mean all former, current and future federal, state, local, municipal and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, injunctions, permits, directives, orders (including consent orders), requirements of any Governmental Authority and agreements, in each case relating to the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling, disposal or handling of, or the arrangement for such activities with respect to, Hazardous Materials, in each case, other than with respect to Section 8.05, not relating to or arising out of the insurance or reinsurance activities of the Borrower or the Subsidiaries.
     “Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) actual or alleged compliance or noncompliance with any Environmental Law, (b) the generation, manufacture, processing, distribution, use, handling, transport, storage, treatment, recycling or disposal of, or the arrangement for such activities with respect to, any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which a liability or obligation is assumed or imposed with respect to any of the foregoing. Liabilities of the type described above arising out of the obligation of any Insurance Subsidiary with respect to its insurance operations shall not constitute “Environmental Liabilities” hereunder except with respect to Section 8.05.
     “Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
     “Equity Issuance” shall mean any issuance or sale by the Borrower or any Subsidiary of any Equity Interests of such Borrower or Subsidiary except (a) any issuance or sale to the Borrower or any Subsidiary, (b) any issuance of directors’ qualifying shares, (c) sales or issuances of equity securities of the Borrower under any employee benefit plan, employment agreement or similar arrangement in existence on the Closing Date and (d) issuance of Equity Interests pursuant to the Borrower’s or any Subsidiary’s obligations under so-called “alternative payment mechanisms” or similar provisions in the Outstanding Hybrid Securities.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
     “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
     “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such

Subsidiary could otherwise be liable, (i) any Foreign Benefit Event or (j) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower or any Subsidiary.
     “Events of Default” shall have the meaning assigned to such term in Article 7.
     “Excess Cash on Hand” shall mean the excess of aggregate cash and cash equivalents on hand of the Borrower and each Restricted Subsidiary that is a Domestic Subsidiary over an amount to be set by the Lender in its reasonable discretion and following consultation with the Borrower on or before the date that is 15 Business Days following the Closing Date (or such longer period as the Lender shall determine in its discretion).
     “Excluded Property” shall have the meaning assigned to such term in the Guarantee and Pledge Agreement.
     “Excluded Subsidiary” shall have the meaning assigned to such term in the Guarantee and Pledge Agreement.
     “Excluded Taxes” shall mean, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above.
     “Existing Demand Notes” shall mean each demand promissory note of the Borrower evidencing a borrowing by the Borrower from the Lender on or prior to the Closing Date.
     “Extraordinary Receipt” shall mean any cash in excess of $1,000,000 received by or paid to or for the account of the Borrower or any Subsidiary not in the ordinary course of business, including, without limitation, purchase price adjustments, tax refunds, judgments and litigation settlements, pension plan reversions and indemnity payments.
     “Fees” shall mean the Available Commitment Fees.
     “Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.
     “Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by the Borrower or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by the Borrower or any of the Subsidiaries, or the imposition on the Borrower or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.
     “Foreign Pension Plan” shall mean any benefit plan that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
     “Foreign Subsidiary” shall mean any Subsidiary that is a “controlled foreign corporation” within the meaning of the Code. For this purpose, a “controlled foreign corporation” includes any Subsidiary substantially all of the assets of which are the stock of one or more controlled foreign corporations.
     “Fund” shall mean any investment vehicle managed by the Borrower or an Affiliate of the Borrower and created in the ordinary course of the Borrower’s asset management business for the purpose of selling Equity Interests in such investment vehicle to third parties.
     “GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.
     “Governmental Authority” shall mean any federal, state, local, municipal or foreign court or governmental agency, authority, instrumentality or regulatory body, including any board of insurance, insurance department or insurance commissioner.
     “Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of)

any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
     “Guarantee and Pledge Agreement” shall mean the Guarantee and Pledge Agreement, substantially in the form of Exhibit B, among the Borrower, the Subsidiaries party thereto and the Lender.
     “Guarantor” shall mean each Subsidiary listed on Schedule 1 to the Guarantee and Pledge Agreement and each other Subsidiary that is or becomes a party to the Guarantee and Pledge Agreement.
     “Hazardous Materials” shall mean any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, coal ash, radon gas, asbestos, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorohydrocarbons, and any substance, waste or material regulated under any environmental law.
     “Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (k) all obligations of such Person as an account party in respect of letters of credit, (l) all obligations of such Person in respect of bankers’ acceptances and (m) all obligations of such person in respect of Disqualified Stock. Indebtedness shall not include (i) any obligation of any Person to make any payment, hold funds or securities in trust or to segregate funds or securities for the benefit of one or more third parties pursuant to any insurance or reinsurance contract or any annuity contract, variable annuity contract or other similar agreement or instrument, including any policyholder account, (ii) obligations under Swap Agreements, (iii) obligations under or arising out of any employee benefit plan, employment contract or other similar arrangement in existence as of the Closing Date, or (iv) obligations under any severance or termination of employment agreement or plan. The Indebtedness of any Person shall include the Indebtedness of any partnership (other than Indebtedness that is nonrecourse to such Person) in which such Person is a general partner.
     “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
     “Indemnitee” shall have the meaning assigned to such term in Section 8.05(b).
     “Insurance License” shall mean any license, certificate of authority, permit or other authorization that is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance or reinsurance business.
     “Insurance Subsidiary” shall mean (i) any Subsidiary that is required to be licensed as an insurer or reinsurer and (ii) any Subsidiary of a Person described in clause (i) above.
     “Insurance Subsidiary Extraordinary Dividend” shall mean any extraordinary dividend or other distribution by any Insurance Subsidiary to the Borrower or any other Subsidiary (other than an Insurance Subsidiary), except dividends or other distributions which the Lender agrees from time to time shall be excluded from this definition.
     “Interest Period” shall mean, (i) with respect to the initial Interest Period, the period commencing on the Closing Date and ending on the last Business Day of September 2008; and (ii) with respect to each subsequent Interest Period, the period commencing on the day following the last day of the preceding Interest Period and ending on the next Quarterly Payment Date (or, if earlier, the Maturity Date).

     “Investment Commitments” shall mean “Investment Commitments” of the type referred to under the heading “Off Balance Sheet Arrangements and Commercial Commitments” on page 102 of the Borrower’s Form 10-Q for the fiscal quarter ended June 30, 2008.
     “Lender” shall have the meaning specified in the introductory statement to this Credit Agreement.
     “LIBO Rate” shall mean, (a) with respect to the initial Interest Period, 3.50%; and (b) with respect to each subsequent Interest Period, the greater of (i) 3.50% per annum and (ii) the rate per annum determined by the Lender on the last day of the preceding Interest Period by reference to the British Bankers’ Association LIBO Rate for three-month deposits in Dollars (as set forth by any service selected by the Lender that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates); provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Lender to be representative of the rates per annum at which three-month deposits in Dollars are offered to major banks in the London interbank market in London, England by the Lender on the last day of the preceding Interest Period.
     “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Loan Documents” shall mean this Agreement, the Security Documents, the promissory notes, if any, executed and delivered pursuant to Section 2.04(d), documents entered into in connection with the issuance of the Trust Equity pursuant to Section 5.11 and any other document executed in connection with the foregoing.
     “Loan Parties” shall mean the Borrower and the Guarantors.
     “Loans” shall mean the loans made by the Lender to the Borrower pursuant to Section 2.01.
     “Material Adverse Effect” shall mean (a) a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan

Party to perform any of its obligations under any Loan Document to which it is or will be a party, (c) a material impairment of the totality of the rights and remedies of, or benefits available to the Lender under, the Loan Documents taken as a whole or (d) a material adverse effect on the value of the Collateral.
     “Material Adverse Regulatory Event” shall mean the occurrence of any of the following events: (a) the applicable Department of any Material Insurance Subsidiary or a court of competent jurisdiction finds that any Material Insurance Subsidiary is in hazardous financial condition or is insolvent, (b) any Material Insurance Subsidiary is required to comply with any letter, bulletin or order of a state insurance regulator materially restricting its operations or business, or the Borrower or any Subsidiary enters into an agreement (whether oral or written) with any state insurance regulator for substantially the same purpose, (c) any insurance commissioner or other state insurance regulatory official intervenes in the management of the business of any Material Insurance Subsidiary, or the Borrower or any Subsidiary otherwise intentionally facilitates or takes any affirmative action towards facilitating, such intervention, (d) any Material Insurance Subsidiary becomes subject to orders of supervision, conservation, rehabilitation or liquidation, by agreement or otherwise, or has a receiver or supervisor appointed or (e) any material Insurance License of any Material Insurance Subsidiary is suspended or revoked and such suspension or revocation continues for 30 days, or any renewal application by any Material Insurance Subsidiary for any material Insurance License is disapproved or ultimately fails to be approved.
     “Material Indebtedness” shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Swap Contracts, of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Contract at any time shall be the Agreement Value of such Swap Contract at such time.
     “Material Insurance Subsidiary” shall mean any Insurance Subsidiary that is a Material Subsidiary.
     “Material Subsidiary” shall mean any Subsidiary that owns (i) total assets in excess of $50,000,000 or (ii) Equity Interests in or Indebtedness of any other Material Subsidiary.
     “Maturity Date” shall mean September 22, 2010.
     “Maximum Rate” shall have the meaning assigned to such term in Section 8.09.

     “Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
     “Mortgaged Properties” shall mean each parcel of owned real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.10(b).
     “Mortgages” shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 5.10(b), each in form and substance satisfactory to the Lender.
     “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “NAIC” shall mean the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.
     “Net Cash Proceeds” shall mean, subject to the last sentence of this definition, (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received and including insurance proceeds), net of (i) all expenses (including broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good-faith estimate of income taxes paid or payable in connection with such sale) incurred or assumed in connection with such Asset Sale, (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities associated with the asset subject to such Asset Sale or under any indemnification obligations or purchase price adjustment associated with such Asset Sale; provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds, (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset sold in such Asset Sale and that is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), (iv) the proceeds thereof required to be paid to employees pursuant to any employee benefit plan, employment contract or other similar arrangement in effect on the Closing Date and (v) amounts required to be paid to any Person (other than the Borrower or any Subsidiary) owning an interest in the asset subject to such Asset Sale; (b) with respect to any issuance or incurrence of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith; (c) with respect to any Extraordinary Receipt, the cash proceeds received by or paid to or for the account of the Borrower or any Subsidiary net of expenses attributable to collecting the Extraordinary Receipt (including reasonable fees or commissions, legal fees, documentary and similar taxes and the Borrower’s good-faith estimate of income taxes paid or payable in connection with such receipt); and (d) with respect to any Insurance Subsidiary Extraordinary Dividend, the cash proceeds received by or paid to or for the account of the Borrower or any other Subsidiary (other than an Insurance Subsidiary) net of withholding and similar taxes and the Borrower’s good-faith estimate of income taxes paid or payable in connection with such dividend. Notwithstanding the foregoing, Net Cash Proceeds arising from any Asset Sale, issuance or incurrence of any Indebtedness, issuance of any Equity Interests or Extraordinary Receipt by any Insurance Subsidiary shall be determined net of any amount which (i) the Department will not permit such Insurance Subsidiary to distribute, or which it would otherwise be illegal to distribute (whether as a dividend or otherwise), directly or indirectly to the Borrower or any Guarantor, and (ii) the Borrower, in consultation with the Lender and appropriate rating agencies, reasonably determines the distribution of which would cause the Insurance Subsidiary’s ratings to be downgraded; provided that in both cases the Borrower agrees that it shall use its best efforts to obtain any rating agency, regulatory or other approvals or assurances as may be necessary to permit such distribution of Net Cash Proceeds in compliance with applicable law and without a credit rating downgrade.
     “Obligations” shall mean all principal of all Loans outstanding from time to time hereunder, all interest (including Post-Petition Interest) on such Loans and all other amounts now or hereafter payable by the Borrower under the Loan Documents.
     “OFAC” shall have the meaning assigned to such term in Section 3.18.
     “Original Principal Amount” shall mean at any time the aggregate principal amount of all Loans outstanding at such time excluding any portion thereof attributable to Fees, interest or other amounts capitalized on or prior to such time pursuant to Section 2.05, Section 2.06, Section 4.02(e) or Section 4.03.
     “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
     “Outstanding Hybrid Securities” shall mean equity units, junior subordinated debt or trust preferred securities issued by the Borrower or its Subsidiaries having hybrid equity treatment from major rating agencies and outstanding as of the Closing Date.

     “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
     “Permitted Investments” shall mean (i) prior to the date that is five days (or such longer period as the Lender may agree) following the delivery of the Permitted Investment Policy to the Lender, any cash equivalent investments made in the ordinary course of business by the Borrower and its Subsidiaries consistent with prudent business practice for the short-term investment of cash balances and (ii) thereafter, investments described on the Permitted Investment Policy, excluding investments that, on or prior to the date that is five days (or such longer period as the Lender may agree) following the delivery of such Permitted Investment Policy to the Lender, the Lender determines shall not be a “Permitted Investment” for the purpose of this Agreement.
     “Permitted Investments Policy” shall mean the policy or policies of the Borrower and its Subsidiaries for the short-term investment of cash balances.
     “Permitted Investors” shall mean the Trust and any other Person designated by the Lender as a Permitted Investor for the purposes hereof by notice in writing to the Borrower.
     “Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.
     “Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
     “Post-Petition Interest” shall mean any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Loan Parties (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
     “Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December.
     “Quarterly Statement” shall mean the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of organization or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and containing the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.
     “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
     “Reinsurance Agreements” shall mean any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer that is not an Affiliate of the Borrower all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Department.
     “Release” shall mean any release, spill, emission, leaking, dumping, pumping, emptying, escaping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within, at, to, under, from or upon any building, structure, facility or fixture.
     “Representatives” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, attorneys, accountants and other professional advisers of such Person and such Person’s Affiliates.
     “Required Number of Days” shall mean (i) in the case of any Borrowing or prepayment of Loans in an aggregate principal amount not greater than $5,000,000,000, one Business Day, (ii) in the case of any Borrowing or prepayment of Loans in an aggregate principal amount of greater than $5,000,000,000 but not greater than $10,000,000,000, two Business Days and (iii) in the case of any Borrowing or prepayment of Loans in an aggregate principal amount of greater than $10,000,000,000, three Business Days.
     “Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.
     “Restricted Indebtedness” shall mean Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).
     “Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary; provided that the term “Restricted Payment” shall not include dividends or other distributions made to coventurers or to other third parties by special purpose joint venture or financing vehicles in accordance with requirements in effect on the Closing Date under the transaction documents applicable to such vehicles.
     “Restricted Subsidiary” shall mean any Material Subsidiary that is not an Insurance Subsidiary.
     “S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.
     “SAP” shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the domicile of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary, which are applicable to the circumstances as of the date of filing of such statement or report.
     “Security Documents” shall mean the Mortgages, if any, the Guarantee and Pledge Agreement and each of the security agreements, control agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.
     “Subject Issuer” shall have the meaning assigned to that term in the Guarantee and Pledge Agreement.
     “subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership or managing limited liability company interests (as applicable) are, at the time any determination is being made, owned, Controlled or held directly or indirectly by such parent; provided that no Fund shall be a “subsidiary” for the purpose hereof.
     “Subsidiary” shall mean any direct or indirect subsidiary of the Borrower.
     “Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, emission rights, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that Swap Agreements shall not include (i) the stock purchase contracts that constitute a component of the Borrower’s Outstanding Hybrid Securities issued in the form of equity units, (ii) any right, option, warrant or other award made under an employee benefit plan, employment contract or other similar arrangement or (iii) any right, warrant or option or other convertible or exchangeable security or other instrument issued by the Borrower or any Subsidiary or Affiliate of the Borrower or any Subsidiary for capital raising purposes.
     “Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
     “Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.
     “Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that (i) no grant or award under any employee benefit plan, employment agreement or similar arrangement or (ii) any exchange traded or equity-linked note or other similar instrument issued by a third party shall be deemed to be a Synthetic Purchase Agreement.
     “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
     “Transactions” shall mean, collectively (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (b) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Demand Notes, (c) the issuance of the Equity Interests referred to in Section 5.11 and (d) the payment of related fees and expenses.
     “Treasury Regulations” shall mean the regulations promulgated under the Code.
     “Trust” shall mean the trust or other entity formed for the purpose of holding the Trust Equity.
     “Trust Equity” shall have the meaning assigned to such term in Section 5.11.
     “Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests of such subsidiary are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.
     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
     Section 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Lender that the Borrower wishes to amend any covenant in Article 6 or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Lender notifies the Borrower that it wishes to amend Article 6 or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Lender. Any reference to any law shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
ARTICLE 2
The Credits
     Section 2.01. Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees to make revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the Commitment in accordance with the terms hereof; provided that the Original Principal Amount at any time shall not exceed the Commitment at such time. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Loans.
     Section 2.02. Loans. (a) The Loans constituting any Borrowing shall be in an aggregate principal amount that is an integral multiple of $10,000,000 and not less than $50,000,000. No more than two Borrowings each having an aggregate principal amount in excess of $10,000,000,000 may be requested by the

Borrower in any period of five consecutive Business Days without the prior written consent of the Lender.
     (b) Subject to the satisfaction of the applicable conditions set forth herein, the Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to an account designated by the Borrower in the applicable Borrowing Request.
     Section 2.03. Borrowing Procedure. Subject to Section 4.03, the Borrower shall request each Borrowing by giving telephonic notice to the Lender not later than 3:00 p.m., New York City time, the Required Number of Days prior to such proposed Borrowing; provided that the Borrower agrees to use good-faith efforts to provide the Lender earlier notice of such Borrowings when practicable; provided further that in the case of a serious and unanticipated liquidity need, the Borrower may request up to $3,000,000,000 by giving telephonic notice to the Lender not later than 9:00 a.m., New York City time, on the date of such proposed Borrowing. Each such telephonic request shall be irrevocable, and shall be confirmed promptly by e-mail to the Lender of a written Borrowing Request specifying the following information: (i) the date of such Borrowing (which shall be a Business Day) (ii) the ABA number, account name, account number and reference number of the account to which funds are to be disbursed and (iii) the amount of such Borrowing; provided that notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02.
     Section 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Lender the then-unpaid principal amount of each Loan, together with accrued and unpaid interest thereon and fees hereunder, on the Maturity Date.
     (b) The Lender shall maintain an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender from time to time, including the amounts of principal and interest (including any capitalized interest or Fees and the interest thereon) payable and paid to the Lender from time to time under this Agreement.
     (c) The entries made in the accounts maintained pursuant to paragraph (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.
     (d) The Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to the Lender a promissory note payable to the Lender and in a form and substance reasonably acceptable to the Lender and the Borrower (including, without limitation, a legend in compliance with section 1.1275-3 of the Treasury Regulations).
     Section 2.05. Fees. (a) The Borrower agrees to pay to the Lender on each Quarterly Payment Date and on each date on which any portion of the Commitment shall expire or be terminated as provided herein, a fee (an “Available Commitment Fee”) equal to 8.50% per annum on the daily amount of the Available Commitment during the preceding quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitment of the Lender shall expire or be terminated). All Available Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.
     (b) Subject to Section 2.11(c), all Fees shall be paid on the dates due by increasing the outstanding principal amount of the Loans by the amount of such Fees. Any Fees so added to the principal amount of the Loans shall bear interest as provided in Section 2.06 from the date on which such Fee has been so added. Once paid or capitalized, none of the Fees shall be refundable under any circumstances.
     Section 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans constituting each Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
     (b) Subject to Section 2.11(c), interest on each Loan shall be payable by increasing the outstanding principal amount of the Loans by the amount of interest on each Quarterly Payment Date. Any interest so added to the principal amount of the Loans shall bear interest as provided in this Section 2.06 from the date on which such interest has been so added. The obligation of the Borrower to pay interest shall be automatically evidenced by this Agreement or, if applicable, any promissory notes issued pursuant to this Agreement. Unless the context otherwise requires, and except for the purposes of calculating the Original Principal Amount, for all purposes hereof, references to “principal amount” of the Loans refers to the face amount of the Loans and not to gross proceeds funded hereunder and includes any interest pursuant to this Section 2.06 and Section 4.03, any Fees pursuant to Section 2.05 and any amount pursuant to Section 4.02(e) capitalized and added to the principal amount of the Loans from the date on which such interest or Fees have been so added. The applicable LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

     Section 2.07. Default Interest. If any amount payable in cash by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable law. Furthermore, while any Event of Default is continuing, the Borrower shall pay interest on the principal amount of all outstanding obligations hereunder at an interest rate per annum equal to the Default Rate. For the purpose of the foregoing, “Default Rate” shall mean an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to Loans plus 2% per annum. Interest required to be paid at the Default Rate as described in this Section 2.07 shall be payable on demand in immediately available funds.
     Section 2.08. Termination and Reduction of Commitment. (a) The Commitment shall automatically terminate on the Maturity Date.
     (b) The Borrower may, with the prior written consent of the Lender, at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitment; provided that (i) each partial reduction of the Commitment shall be in an integral multiple of $10,000,000 and in a minimum amount of $50,000,000, and (ii) the Commitment shall not be reduced to an amount at any time that is less than the Original Principal Amount at such time.
     (c) The Borrower shall pay to the Lender, on the date of each termination or reduction, the Fees on the amount of the Commitment so terminated or reduced accrued and unpaid to but excluding the date of such termination or reduction.
     Section 2.09. Voluntary Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay the Loans, in whole or in part, by giving telephonic notice to the Lender not later than 12:00 noon, New York City time the Required Number of Days prior to the proposed date of such prepayment; provided that the Borrower agrees to use good-faith efforts to provide the Lender earlier notice of such prepayments when practicable. Each such telephonic notice of prepayment shall be confirmed promptly by e-mail to the Lender. Each partial voluntary prepayment shall be in an amount that is an integral multiple of $10,000,000 and not less than $50,000,000. Notwithstanding the foregoing, no more than two repayments each in an aggregate principal amount of more than $10,000,000,000 may be made by the Borrower in any period of five consecutive Business Days without the written approval of the Lender.
     (b) Each notice of prepayment shall specify the prepayment date and the aggregate amount to be prepaid, shall be irrevocable and shall commit the

Borrower to prepay the amount stated therein on the date stated therein. All prepayments under this Section 2.09 shall be without premium or penalty. All prepayments under this Section 2.09 shall be applied in accordance with Section 2.10(i).
     Section 2.10. Mandatory Prepayments. (a) In the event of any termination of the Commitment, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Loans. If, after giving effect to any partial reduction of the Commitment or at any other time, the Original Principal Amount at such time would exceed the Commitment at such time, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Borrowings in an amount sufficient to eliminate such excess.
     (b) As soon as practicable and in any case not later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale, the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans and accrued and unpaid interest thereon.
     (c) As soon as practicable and in any event not later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of an Equity Issuance, the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans and accrued and unpaid interest thereon.
     (d) As soon as practicable and in any event not later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of an issuance or incurrence of indebtedness for borrowed money by the Borrower or any Subsidiary (other than any Net Cash Proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01(a) through Section 6.01(e)), the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans and accrued and unpaid interest thereon.
     (e) As soon as practicable and in any event not later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of any (i) Extraordinary Receipt by the Borrower or any Subsidiary or (ii) Insurance Subsidiary Extraordinary Dividend received by the Borrower or any Subsidiary (other than an Insurance Subsidiary), the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans and accrued and unpaid interest thereon.
     (f) No later than the fifth Business Day following the last Business Day of each month commencing with October 2008 (or such later month as the Lender shall determine in its sole discretion), the Borrower shall prepay outstanding Loans and accrued and unpaid interest thereon in an aggregate amount equal to 100% of Excess Cash on Hand as of the close of business on the last Business Day of such month.

     (g) The Borrower shall deliver to the Lender, at the time of each prepayment required under this Section 2.10, a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment. The Borrower shall give telephonic notice to the Lender of any proposed payment required by this Section 2.10 not less than the Required Number of Days prior to the proposed date of such prepayment; provided that (i) the Borrower shall notify the Lender of the amount of Excess Cash on Hand as of last Business Day of each month no later than the second Business Day following such last Business Day and (ii) the Borrower agrees to use good-faith efforts to provide the Lender earlier notice of such prepayments when practicable. Each such telephonic notice of prepayment shall be confirmed promptly by email to the Lender. All prepayments of Borrowings under this Section 2.10 shall be without premium or penalty.
     (h) Simultaneously with any prepayment required by paragraph (b), (c) or (d) of this Section 2.10, the Commitment shall be automatically and permanently reduced by an amount equal to that portion of Net Cash Proceeds required to be applied to prepay the Original Principal Amount of Loans pursuant to such paragraphs.
     (i) The gross amount of any prepayment pursuant to Section 2.09 or this Section 2.10 shall be allocated between the Original Principal Amount and accrued interest on the Original Principal Amount for the period ending on the next following Quarterly Payment Date (“current interest”) as follows:  The portion of the gross amount of any prepayment to be allocated to current interest will be (i) the amount of the gross prepayment times (ii) a fraction (x) the numerator of which is the amount of interest accrued on the Original Principal Amount from and including the last Quarterly Payment Date on or prior to the date the related prepayment is to be made to but not including such date of prepayment and (y) the denominator of which is the sum of the Original Principal Amount immediately prior to giving effect to such prepayment plus the amount in (ii)(x).  The balance of the gross prepayment shall be applied to the Original Principal Amount. In the event any prepayment reduces the Original Principal Amount to zero, the balance of such amount shall be applied to pay the remaining principal amount of and current interest on the Loans outstanding in the manner and order as described in this paragraph. For avoidance of doubt, the amount referred to in clause (ii)(x) in the case of a prepayment on a Quarterly Payment Date will be zero, so that 100% of any prepayment on any Quarterly Payment Date will be applied pursuant to the second and third sentences of this clause(i).
     Section 2.11. Payments. (a) Except as otherwise provided herein, the Borrower shall make each payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment shall be made in accordance with the procedures established by the Lender’s discount window desk.
     (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.
     (c) The Borrower may from time to time elect to pay all or any portion of the Fees and interest payable on any Quarterly Payment Date pursuant to Section 2.05 and Section 2.06, respectively, in cash by giving notice of such election to the Lender no later than two Business Days prior to such Quarterly Payment Date. If the Borrower makes such an election, or if at the time of such Quarterly Payment Date any Event of Default shall have occurred and be continuing, any Fees and interest payable on such Quarterly Payment Date pursuant to Section 2.05 and Section 2.06, respectively, shall be paid in accordance with paragraph (a) above, and shall not be added to the principal amount of the Loans as described in Section 2.05 and Section 2.06.
     Section 2.12. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any other Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) The Borrower shall indemnify the Lender, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.
     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
ARTICLE 3
Representations and Warranties
     The Borrower represents and warrants to the Lender that:
     Section 3.01. Organization; Powers. The Borrower and each Material Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.
     Section 3.02. Authorization. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) subject, in the case of the issuance of the Trust Equity, to the receipt of Governmental Approvals required therefor, result in the violation by the Borrower or any Material Subsidiary of (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or bylaws of the Borrower or any Material Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Material Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Material Subsidiary (other than any Lien created hereunder or under the Security Documents).
     Section 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.
     Section 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required to be taken, obtained or made by the Borrower or any Material Subsidiary in connection with the Transactions, except (a) the filing of Uniform Commercial Code financing statements and filings with the United States Copyright Office, (b) recordation of the Mortgages, if any, (c) such as have been made or obtained and are in full force and effect, (d) as may be required in connection with the purchase or sale of Collateral following an Event of Default, (e) with respect to any Government Authority other than a Government Authority of the United States or any state thereof, if the failure to take such action, obtain such consent or approval or register or file with such Governmental Authority could not reasonably be expected to have a Material Adverse Effect and (f) as may be required in connection with the issuance of the Trust Equity.
     Section 3.05. Financial Statements. The Borrower has heretofore furnished to the Lender its consolidated balance sheets and related statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2007, audited by and accompanied by the report of PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2008. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.
     Section 3.06. No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect since the Closing Date.
     Section 3.07. Title to Properties; Possession Under Leases. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material properties and assets, except minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.
     (b) Each of the Borrower and the Material Subsidiaries has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Material Subsidiaries has the right to possession provided by such material leases.
     Section 3.08. Subsidiaries. The shares of capital stock or other ownership interests of each Subject Issuer are fully paid and non assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).
     Section 3.09. Litigation; Compliance with Laws. (a) Except as set forth in the financial statements referred to in Section 3.05, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
     (b) Neither the Borrower nor any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.
     Section 3.10. Agreements. (a) Neither the Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (b) Both before and after giving effect to the Transactions, neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

     Section 3.11. Margin Regulations. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, Regulation U or Regulation X.
     Section 3.12. Investment Company Act. None of the Borrower or any Guarantor is, and after application of the proceeds of the Loans none will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     Section 3.13. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.
     Section 3.14. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, when taken as a whole, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized assumptions reasonable at the time made (based upon accounting principles consistent with the historical audited financial statements of the Borrower) and exercised due care in the preparation of such information, report, financial statement, exhibit or schedule.
     Section 3.15. Employee Benefit Plans. (a) Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder as relates to each Plan. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all benefit liabilities of all underfunded Plans (determined based on the projected benefit obligation with respect to such underfunded Plans based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as

of the last annual valuation dates applicable thereto, exceed by more than $300,000,000 the fair market value of the assets of all such underfunded Plans.
     (b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan. With respect to each Foreign Pension Plan, none of the Borrower, its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that would subject the Borrower or any Subsidiary, directly or indirectly, to a tax or civil penalty that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to the Lender in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect. The present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $900,000,000 the fair market value of the assets held in trust under all such Foreign Pension Plans.
     Section 3.16. Environmental Matters. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of or expects that it will incur any Environmental Liability.
     Section 3.17. Labor Matters. As of the date hereof and the Closing Date, there are no material strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound, the termination or renegotiation of which could reasonably be expected to have a Material Adverse Effect. Any payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary except to the extent that such nonpayment or nonaccrual relates to amounts which are, in the aggregate, immaterial.

     Section 3.18. Sanctioned Persons. None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
     Section 3.19. Insurance Licenses. No Insurance License of any Insurance Subsidiary, the loss of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To the Borrower’s knowledge, there is no basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority, with respect to any Insurance License, the loss of which could reasonably be expected to have a Material Adverse Effect.
     Section 3.20. Inadequate Credit Accommodations. The Borrower is unable to secure adequate credit accommodations from other banking institutions and such credit is not available from other sources.
ARTICLE 4
Conditions of Lending
     The obligations of the Lender to make Loans hereunder is subject to the satisfaction of the following conditions:
     Section 4.01. All Borrowings. On the date of each Borrowing:
     (a) The Lender shall have received a notice of such Borrowing as required by Section 2.03.
     (b) The representations and warranties set forth in Article 3 and in each other Loan Document shall be true and correct on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.
     (c) At the time of and immediately after such Borrowing, no Default shall have occurred and be continuing.
     (d) The Lender shall be satisfied in its sole discretion with the Collateral (including the value of such Collateral) securing the Obligations at the time of such Borrowing.

     (e) The Lender shall be reasonably satisfied in all respects with the corporate governance of the Borrower after giving effect to the Transactions then consummated.
     Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.
     Section 4.02. First Borrowing. On the Closing Date (or within such period of time thereafter as may be acceptable to the Lender in its discretion):
     (a) The Lender shall have received a favorable written opinion of (i) Sullivan & Cromwell, LLP, external counsel for the Borrower and (ii) Kathleen E. Shannon, Senior Vice President, Secretary and Deputy General Counsel for the Borrower, and such other counsel as may be reasonably acceptable to the Lender, each in form and substance satisfactory to the Lender, (A) dated the Closing Date, (B) addressed to the Lender and (C) covering such matters relating to the Loan Documents and the Transactions as the Lender shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.
     (b) All legal matters incident to this Agreement, the Loans and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lender.
     (c) The Lender shall have received (i) a copy of the certificate or articles of incorporation, formation or organization (as applicable), including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State or evidence that such a certificate has been requested; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the bylaws, operating agreement, partnership agreement or other applicable constitutive document of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or equivalent body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, formation or organization (as applicable) of such Loan Party have not been amended since the date of the last amendment thereto furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lender may reasonably request.
     (d) The Lender shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance, to the actual knowledge of such Financial Officer after such investigation as he or she has deemed to be reasonable and appropriate under the circumstances, with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.
     (e) The Lender shall have received all Fees and other amounts due and payable on or prior to the Closing Date in immediately available funds, including (i) an amount equal to 2.0% of the aggregate amount of the Commitment on the Closing Date; provided that the Borrower shall retain $500,000 as a credit against such fee, such amount to be applied by the Borrower as payment of the aggregate par value of the Trust’s Equity Interest and (ii) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document. The amount payable pursuant to clause (i) above may be paid on the Closing Date by increasing the outstanding principal amount of the Loans on the Closing Date by such amount. Any amount so added to the principal amount of the Loans shall bear interest as provided in Section 2.06 from the date on which such Fee has been so added to the principal amount of the Loans.
     (f) The Guarantee and Pledge Agreement and, to the extent required thereby, the other Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Lender shall have a security interest in the Collateral of the type and priority described in each Security Document.
     (g) The Lender shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons as indicated on Schedule 1 of the Guarantee and Pledge Agreement together with copies of the financing statements (or similar documents) disclosed by such search, and, to the extent requested, accompanied by evidence satisfactory to the Lender that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.
     (h) Except with respect to the issuance of the Trust Equity, all requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.
     (i) The Lender shall have received from the Borrower a cash flow forecast and liquidity analysis in form and substance satisfactory to the Lender setting forth expected cash receipts and cash payments for the period ended December 31, 2008.
     Section 4.03. Certain Consequences of Closing. On the Closing Date, without any other action being required under this Agreement, the Existing Demand Notes or any other agreement between the Borrower and the Lender (including the giving of a Borrowing Request pursuant to Section 2.03 or a demand for payment by the Lender under the Existing Demand Notes), the Existing Demand Notes shall be deemed to have been repaid in full and the Lender shall be deemed to have made a Loan hereunder in a principal amount equal to the outstanding principal amount of such Existing Demand Notes as of the Closing Date. Interest due and payable on such Existing Demand Notes shall be paid on the Closing Date by increasing the outstanding principal amount of the Loans on the Closing Date by the amount of such interest. Any amount so added to the principal amount of the Loans shall bear interest as provided in Section 2.06 from the date on which such interest has been so added to the principal amount of the Loans. The Lender shall, on the Closing Date, cancel the Existing Demand Notes and, promptly following the Closing Date, return such Existing Demand Notes to the Borrower.
ARTICLE 5
Affirmative Covenants
     The Borrower covenants and agrees with the Lender that so long as this Agreement shall remain in effect and until the Commitment has been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Lender shall otherwise consent in writing, the Borrower will, and will cause each Material Subsidiary to:
     Section 5.01. Existence; Compliance with Laws; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.
     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits,

franchises, authorizations, patents, copyrights, trademarks and tradenames material to the conduct of its business; maintain and operate such business in substantially the manner in which it is conducted and operated as of the Closing Date; comply in all material respects with all applicable laws, rules, regulations, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.01 shall prevent the Borrower or any Material Subsidiary from discontinuing the operation and maintenance of any of its rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, tradenames or properties not necessary for the conduct of the business of the Borrower and its Subsidiaries if (i) in the reasonable judgment of the Borrower or such Material Subsidiary, such discontinuance is desirable in the conduct of its business and not disadvantageous in any material respect to the Lender and (ii) the Borrower gives prior written notice to the Lender of such discontinuance.
     Section 5.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.
     Section 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms, and file, or cause to be filed, all federal and all other material tax returns when due and pay and discharge promptly when due all taxes, assessments and governmental charges or levies shown to be due and payable on such returns or otherwise imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

     Section 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Lender:
     (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year, together with comparative figures for the immediately preceding fiscal year, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” section;
     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with a customary “management discussion and analysis” section;
     (c) within 30 days after the end of the first two fiscal months of each fiscal quarter, the Borrower’s estimate of its consolidated financial results for the current quarter and the full fiscal year in which such fiscal month occurs, in total and by segment and individual reporting units (i.e., subsegment), together with comparison to the Borrower’s budgets of comparable information for such periods;
     (d) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer in form reasonably satisfactory to the Lender (i) certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Lender demonstrating compliance with the covenants contained in Section 6.11 and Section 6.12;

     (e) (i) within 15 days following the Closing Date, (A) an annual budget for fiscal year 2008 in form satisfactory to the Lender, (B) a corporate outlook report for fiscal year 2009 in form satisfactory to the Lender and (C) a briefing paper on the proposed divestiture program, identifying businesses expected to be sold, the anticipated value of those businesses and the expected timing of those sales, (ii) within 45 days following the end of each fiscal quarter of each fiscal year, an update to the budget for the then-current fiscal year, an updated corporate outlook report for the following fiscal year and an updated briefing report on the proposed divestiture program and (iii) promptly and in any event within five days, notice of any material changes to any of the reports or updated reports referred to in this paragraph (e);
     (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be (except that the Borrower and its Subsidiaries shall not be obligated to furnish to the Lender copies of such materials so long as (i) such materials are publicly available as posted on the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) or are on the Borrower’s website and (ii) the Borrower has provided the Lender with notice that such materials have been so posted);
     (g) promptly following delivery thereof to the board of directors of the Borrower, copies of board packages and presentations;
     (h) promptly after the receipt thereof by the Borrower or any of their respective subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;
     (i) as soon as available but not later than 150 days after the close of each fiscal year of each Insurance Subsidiary, copies of the unaudited Annual Statement of such Insurance Subsidiary (if applicable), the Annual Statement to be certified by a Responsible Officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and, if required by the applicable Governmental Authority, audited and certified by independent certified public accountants of recognized national standing;
     (j) as soon as available but not later than 75 days after the close of each of the first three fiscal quarters of each fiscal year of each Insurance Subsidiary, copies of the Quarterly Statement of such Insurance Subsidiary (if applicable), the Quarterly Statement to be certified by a Responsible Officer of such Insurance

Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the period reflected therein;
     (k) promptly following the delivery thereof to, or receipt thereof by the Borrower or any of its Subsidiaries, any draft or final examination reports, risk-adjusted capital reports or results of any market conduct examination or examination by any Department or the NAIC of the financial condition and operations of, or any notice of any assertion as to violation of any applicable law, rule or regulation, or any other report with respect to, any Insurance Subsidiary;
     (l) within 90 days after the close of each Fiscal Year of each Insurance Subsidiary, a copy of the “Statement of Actuarial Opinion” and “Management Discussion and Analysis” for each such Insurance Subsidiary which is provided to the applicable Department (or equivalent information should such Department no longer require such a statement) as to the adequacy of loss reserves of such Insurance Subsidiary, such opinion to be in the format prescribed by the insurance code of the state of domicile of such Insurance Subsidiary;
     (m) promptly after filing thereof, copies of all annual Form B amendments and all other material amendments to the registration statement of any Insurance Subsidiary that the Borrower or such Insurance Subsidiary may file with the applicable Department;
     (n) prior to the filing thereof, copies of any proposed filing on Form D and any supporting materials that the Borrower or any Insurance Subsidiary intends to file with any applicable Department;
     (o) not later than 10:00 a.m., New York City time, on Monday of each week (or more frequently as the Lender may request from time to time in its sole discretion) (i) a cash report in a form satisfactory to the Lender evidencing compliance with Section 6.12 as at the close of business on the immediately preceding Business Day and (ii) a statement of projected cash receipts and cash disbursements for the Borrower and its Subsidiaries for each week in the period of 13 weeks commencing with the immediately following week, in a form satisfactory to the Lender;
     (p) not later than five days following the Closing Date (i) a copy of the Permitted Investments Policy, and (ii) a schedule, in form satisfactory to the Lender, of all Investment Commitments outstanding on the Closing Date;
     (q) commencing five days following the Closing Date, daily risk assessment profile reports in form satisfactory to the Lender; and
     (r) promptly, from time to time, such other information, including such additional regular financial, management and other reports, as the Lender shall request in consultation with the Borrower to enable the Lender to monitor the business, assets, liabilities, operations, condition, results and prospects of the Borrower and its Subsidiaries, their compliance with the terms of the Loan Documents, and the regulatory environment in which the Borrower and its Subsidiaries operate. The Borrower shall take all steps necessary or requested by the Lender to establish a reporting regime that satisfies the objective of the preceding sentence as promptly as practicable following the Closing Date.
     Section 5.05. Litigation and Other Notices. Furnish to the Lender prompt written notice of the following:
     (a) any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
     (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;
     (c) any development that has resulted in, or could reasonably be expected to result in, (i) a Material Adverse Effect or (ii) a failure to satisfy the covenant set forth in Section 6.12 at any time;
     (d) any change in the Borrower’s corporate rating by Moody’s or S&P, or any change in any Insurance Subsidiary’s rating by A.M. Best, or any notice from any such agency indicating its intent to effect such a change or to place the Borrower or such Insurance Subsidiary, as applicable, on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, rating the Borrower or such Insurance Subsidiary, as applicable;
     (e) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation, suspension or restriction of, or the institution of any proceedings to revoke, suspend or restrict, any material Insurance License now or hereafter held by any Insurance Subsidiary that is required to conduct insurance business in compliance with all applicable laws and regulations and provide a copy of such notice;
     (f) the receipt of any notice from any Governmental Authority of the institution of any material disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any material order, the taking of any material action or any request for an extraordinary audit for cause by any Governmental Authority and provide a copy of such notice;

     (g) any material judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) that has been issued or adopted; or
     (h) the receipt by any Material Insurance Subsidiary of any notice of termination, cancellation (which cancellation notice is not accompanied by a corresponding request for renewal), commutation or recapture of any Reinsurance Agreement that (i) occurs pursuant to a special termination or similar clause or is otherwise outside the ordinary course of business or (ii) could reasonably be expected to have a Material Adverse Effect.
     Section 5.06. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP or SAP (as required) and all requirements of law are made of all dealings and transactions in relation to its business and activities. At the Borrower’s expense, each Loan Party will, and will cause each of its subsidiaries to, permit any officers, employees, agents, representatives or third-party contractor designated by the Lender to visit, audit and inspect the financial records, collateral and properties of such Person from time to time as requested and to make extracts from and copies of such financial records, and permit any such Person designated by the Lender to discuss the affairs, finances and condition of such Person with the directors, officers and employees thereof and independent accountants therefor.
     Section 5.07. Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in the introductory statement to this Agreement.
     Section 5.08. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code applicable with respect to any Plan and the laws applicable to any Foreign Pension Plan and (b) furnish to the Lender as soon as possible, and in any event within ten days after any responsible officer of the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that, alone or together with any other ERISA Event, could reasonably be expected to result in a Material Adverse Effect, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.
     Section 5.09. Compliance with Environmental Laws. Comply, and use commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits, licenses or other approvals necessary for its operations and properties; and conduct any remedial action in accordance with Environmental Laws; provided that none of the Borrower nor any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings, and appropriate reserves are being maintained by the Borrower with respect to such circumstances in accordance with GAAP.
     Section 5.10. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Lender may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will as promptly as practicable cause (i) each Material Subsidiary (other than an Excluded Subsidiary or a Foreign Subsidiary organized or incorporated in a foreign jurisdiction) which is not a party to the Guarantee and Pledge Agreement on the Closing Date and (ii) any subsequently acquired or organized Material Subsidiary (other than an Excluded Subsidiary or a Foreign Subsidiary organized or incorporated in a foreign jurisdiction) to become a Loan Party by executing the Guarantee and Pledge Agreement and each applicable Security Document in favor of the Lender. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of the Loan Parties’ assets and properties as the Lender shall designate (it being understood that, subject to the limitations specified in the Guarantee and Pledge Agreement, it is the intent of the parties that the Obligations shall be secured by substantially all the assets (other than Excluded Property) of the Borrower and its Material Subsidiaries (other than an Excluded Subsidiary or a Foreign Subsidiary organized or incorporated in a foreign jurisdiction) (including properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance satisfactory to the Lender, and the Borrower shall deliver or cause to be delivered to the Lender all such instruments and documents (including legal opinions and lien searches) as the Lender shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Lender shall reasonably request as to the perfection and priority status of each such security interest and Lien.
     (b) Within 25 days following the Closing Date, the Borrower shall deliver to the Lender a detailed list of all real estate owned by the Borrower and its Subsidiaries, identifying the location, owner and estimated value of such real estate, any known liens against such real estate, and such other information with respect to such real estate as the Lender may reasonably request. As soon as reasonably practicable and in any case within 45 days (or such longer period as the Lender may agree in its sole discretion) of receipt of a written request therefor from the Lender (and subject to the applicable restrictions set forth in the Borrower’s restated certificate of incorporation), the Borrower shall provide the Lender with Mortgages with respect to owned real estate identified by the Lender in such request (other than real estate owned by an Excluded Subsidiary or Foreign Subsidiary), together with (i) evidence that counterparts of such Mortgages have been duly executed, acknowledged and delivered and are in form reasonably satisfactory to the Lender, (ii) a policy or policies of title insurance or unconditional commitments therefor issued by a nationally recognized title insurance company in form and substance, with endorsements and in an amount reasonably acceptable to the Lender and (iii) such surveys, abstracts, appraisals and legal opinions as the Lender may reasonably request with respect to such real estate.
     Section 5.11. Trust Equity. Subject to (i) receipt of all material approvals of Governmental Authorities required therefor and (ii) payment in cash (or other consideration having in the judgment of the board of directors of the Borrower at least equivalent value) of the par value thereof, the Borrower shall issue to the Trust Equity Interests in the Borrower having the principal terms and conditions specified in Exhibit D (the “Trust Equity”), evidenced by documentation in form and substance satisfactory to the Lender and accompanied by such officers’ certificates, opinions of counsel and other customary closing documentation as the Lender may require. In furtherance of the foregoing, the Borrower shall (A) enter into such agreements and take such other actions as shall in the judgment of the Lender be necessary to effect the issuance of the Trust Equity, (B) use its best efforts to obtain all material approvals from Governmental Authorities required for the issuance of the Trust Equity, (C) comply with any instructions or directions provided to the Borrower by the Lender in connection with obtaining the approvals referred to in clause (B) above and (D) not take any actions that are inconsistent with obtaining the approvals referred to in clause (B) above. The Borrower shall use all reasonable efforts to cause the composition of the board of directors of the Borrower to be, on or prior to the date that is ten days after the formation of the Trust, satisfactory to the Trust in its sole discretion.
ARTICLE 6
Negative Covenants
     The Borrower covenants and agrees with the Lender that, so long as this Agreement shall remain in effect and until the Commitment has been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Lender shall otherwise consent in writing, the Borrower will not, nor will it cause or permit any Restricted Subsidiary to:

     Section 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:
     (a) Indebtedness existing on the date hereof and reflected in the most recent balance sheet of the Borrower referred to in Section 3.05 or incurred after the date hereof under credit facilities in effect on the date hereof, and any extensions, renewals, exchanges or replacements of such Indebtedness to the extent (i) the principal amount of such Indebtedness is not increased (except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable fees and expenses incurred in connection with such extension, renewals or replacement), (ii) neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, (iii) such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lender and (iv) the original obligors in respect of such Indebtedness remain the only obligors thereon;
     (b) Indebtedness created hereunder and under the other Loan Documents;
     (c) intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c);
     (d) Indebtedness (including Capital Lease Obligations) of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (other than aircraft and aircraft-related equipment purchased by International Lease Finance Corporation and its subsidiaries), and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d) shall not exceed $25,000,000 at any time outstanding;
     (e) other Indebtedness incurred or assumed in the ordinary course of business of the Borrower and its Subsidiaries to finance the conduct of such business in the ordinary course; and
     (f) other unsecured Indebtedness of the Borrower or the Subsidiaries; provided that (i) the proceeds thereof are applied to prepay the Loans as required by Section 2.10(d) and (ii) such Indebtedness shall not mature, and there shall be no scheduled principal payments due under such Indebtedness, prior to the date that is 30 months after the Closing Date.
     Section 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests, Indebtedness or other securities of any Person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:
     (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof; provided that such Liens shall secure only those obligations that they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;
     (b) any Lien created under the Loan Documents;
     (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien secures only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;
     (d) Liens for taxes not yet due or that are being contested in compliance with Section 5.03;
     (e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in compliance with Section 5.03;
     (f) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;
     (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;
     (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements,

constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;
     (j) judgment Liens securing judgments not constituting an Event of Default under Article 7; and
     (k) other Liens created or assumed in the ordinary course of business of the Borrower and its Subsidiaries.
     Section 6.03. Sale and Lease-back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.
     Section 6.04. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, except:
     (a) (i) investments by the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Subsidiaries, and (ii) additional investments by the Borrower and the Subsidiaries in the Equity Interests of the Subsidiaries; provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Pledge Agreement (subject to the limitations and exceptions referred to therein) and (B) investments made after the Closing Date by Loan Parties in, and loans and advances made after the Closing Date by Loan Parties to, Subsidiaries that are not Loan Parties (determined without regard to any write-downs or write-offs of such investments, loans and advances) shall only be permitted (x) pursuant to funding commitments in effect on, and disclosed to the Lender on or prior to, the Closing Date or (y) with the prior written consent of the Lender;
     (b) investments in cash and Permitted Investments;

     (c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made to a Loan Party shall be unsecured, (ii) any such loans and advances made to any Loan Party shall be subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and (iii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in paragraph (a) above;
     (d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and
     (e) other loans, advances and investments made in the ordinary course of business of the Borrower and its Subsidiaries.
Notwithstanding the foregoing, the Borrower and its Subsidiaries shall not be permitted to make any material investment in illiquid, complex structured products for which no external market price, liquid market quotes or price based on common agreed modeling is available except (i) pursuant to Investment Commitments in effect on the Closing Date and entered into in the ordinary course of business or (ii) with the prior written consent of the Lender.
     Section 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (i) the Borrower and any Subsidiary may purchase and sell assets in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (A) any Wholly Owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and (B) any Wholly Owned Subsidiary may merge into or consolidate with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party).
     (b) Without the Lender’s approval, make any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 90% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the Net Cash Proceeds of such Asset Sale are applied as provided in Section 2.10.
     Section 6.06. Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided that (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders and (ii) so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests owned by employees of the Borrower or the Subsidiaries or make payments to employees of the Borrower or the Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity-based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $300,000,000.
     (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (ii) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions existing on the Closing Date, (B) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (C) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (D) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (E) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (F) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
     Section 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

     Section 6.08. Business of the Borrower and Subsidiaries. Engage at any time in any material business or business activity other than the businesses conducted by them as of the Closing Date and business activities reasonably incidental thereto without the prior written consent of the Lender.
     Section 6.09. Other Indebtedness and Agreements. (a) Permit (i) any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Borrower, any of the Subsidiaries or the Lender or (ii) any waiver, supplement, modification or amendment of its certificate of incorporation, bylaws, operating, management or partnership agreement or other organizational documents, to the extent any such waiver, supplement, modification or amendment would be adverse to the Lender in any material respect.
     (b) (i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness except (A) the payment of the Indebtedness created hereunder, (B) refinancings of Indebtedness permitted by Section 6.01 and (C) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) pay in cash any amount in respect of any Indebtedness (other than the Loans) or preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities.
     Section 6.10. Hedging Arrangements. Enter into any Swap Contract except (a) in the case of any Swap Contract constituting a credit default swap or other similar credit derivative transaction, to the extent consistent with policies approved by the Lender from time to time and (b) otherwise, Swap Contracts entered into in the ordinary course of business and consistent with prudent business practice to hedge or mitigate risks to which the Borrower or its Subsidiaries are exposed in the conduct of their business or management of their liabilities.

     Section 6.11. Capital Expenditures. Make or commit to make Capital Expenditures in an amount greater than $10,000,000 for any single or series of related Capital Expenditures if the Lender shall have notified the Borrower of its objection thereto following receipt of the notice referred to below. The Borrower shall, to the extent reasonably practicable, allow the Lender to participate in the Borrower’s usual process for evaluating material capital expenditures projects, including by providing the Lender information and notice consistent with the Lender’s participation in that process, but in any case shall give the Lender not less than ten Business Days’ prior written notice of any such Capital Expenditure.
     Section 6.12. Minimum Liquidity. Permit Aggregate Liquidity to be less than $15,000,000,000 at any time.
ARTICLE 7
Events of Default
     In case of the happening of any of the following events (“Events of Default”):
     (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
     (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
     (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;
     (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Sections 5.01(a), 5.02, 5.04 and 5.05 and in Article 6;
     (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) or (d) above)

and such default shall continue unremedied for a period of ten days after the earlier of (i) notice thereof from the Lender to the Borrower or (ii) knowledge thereof of the Borrower;
     (f) (i) the Borrower or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Material Subsidiary, or of a substantial part of the property or assets of the Borrower or a Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or a Material Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

     (i) one or more judgments shall be rendered against the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment and such judgment either is for (i) the payment of money in an aggregate amount in excess of $25,000,000 or (ii) injunctive relief and could reasonably be expected to result in a Material Adverse Effect;
     (j) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;
     (k) any Guarantee under the Guarantee and Pledge Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Pledge Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);
     (l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby;
     (m) (i) any Insurance Subsidiary shall not make a scheduled payment of interest or principal on any surplus note or similar form of indebtedness (due to actions of any Governmental Authority or otherwise), (ii) any Insurance Subsidiary’s ability to pay fees to its Affiliates under existing agreements (or extensions of existing agreements) shall be restricted (due to actions of any Governmental Authority or otherwise), (iii) in any fiscal year, an Insurance Subsidiary’s ability to pay dividends to its stockholders is materially restricted due to actions of any Governmental Authority or (iv) any other Material Adverse Regulatory Event occurs, and (x) in the cases of clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, could reasonably be expected to result in a Material Adverse Effect and (y) in each case, such event or condition was not in effect as of the date hereof;
     (n) the Indebtedness under any subordinated Indebtedness of the Borrower and its Subsidiaries constituting Material Indebtedness shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the subordinated agreements evidencing such subordinated Indebtedness, except to the extent such Indebtedness, by its terms, provides that such Indebtedness will automatically cease to be subordinated upon a remarketing or similar event;

     (o) the Trust Equity shall not have been issued on or prior to the day that is 45 days following the Closing Date; or
     (p) there shall have occurred a Change in Control; then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Lender may take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitment and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.
ARTICLE 8
Miscellaneous
     Section 8.01. Notices; Electronic Communications. Except in the case of notices and other communications expressly permitted to be given by telephone, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or e-mail shall be delivered, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made, to the applicable address, fax number, e-mail address or telephone number specified for the applicable Person in Schedule 8.01.
     All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section

8.01. As agreed to among the Borrower and the Lender from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.
     The Borrower may, unless directed otherwise by the Lender or unless the e-mail address referred to below has not been provided by the Lender to the Borrower, and may cause its Subsidiaries to, provide to the Lender information, documents and other materials that it is obligated to furnish to the Lender pursuant to the Loan Documents or to the Lender under Article 5, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Lender to an e-mail address as directed by the Lender. In addition, the Borrower shall, and shall cause its Subsidiaries to, continue to provide the Communications to the Lender, as the case may be, in the manner specified in the Loan Documents to the extent requested by the Lender.
     The Lender agrees that the receipt of the Communications by the Lender at its e-mail address set forth above shall constitute effective delivery of the Communications to the Lender for purposes of the Loan Documents.
     Nothing herein shall prejudice the right of the Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
     Section 8.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loans, regardless of any investigation made by the Lender or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitment has not been terminated. Notwithstanding anything to the contrary herein, the provisions of Sections 2.12, 5.11 and 8.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the termination of the Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Lender.

     Section 8.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender.
     Section 8.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
     (b) The Lender may assign to one or more Persons all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), pursuant to documentation acceptable to the Lender and the assignee. From and after the effective date specified in such documentation, such assignee shall be a party hereto and, to the extent of the interest assigned by the Lender, have the rights and obligations of the Lender under this Agreement and the assigning Lender thereunder shall, to the extent of the interest assigned by the Lender, be released from its obligations under this Agreement (and, in the case of an assignment of all or the remaining portion of the Lender’s rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12 and 8.05, as well as to any Fees accrued for its account and not yet paid). Upon request, the Borrower at its expense shall execute and deliver new or replacement promissory notes to the Lender and the assignee, and shall execute and deliver any other documents reasonably necessary or appropriate to give effect to such assignment and provide for the administration of this Agreement after giving effect thereto.
     (c) The Lender may sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Section 2.12 to the same extent as if they were the Lender, (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement, and the Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitment in which such participating bank or Person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral) and (v) the Lender shall act as the Borrower’s agent for the sole purpose (subject to any other provision of this Agreement) of ensuring that any participation is in registered form for United States federal tax purposes if the Lender determines that such participation is a “registration-required obligation” as defined by the Treasury Regulations. To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 8.06 as though it were the Lender.
     (d) The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower.
     (e) The Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to the Lender or in support of obligations owed by the Lender; provided that no such assignment shall release the Lender from any of its obligations hereunder or substitute any such assignee for the Lender as a party hereto.
     (f) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Lender and any attempted assignment without such consent shall be null and void.
     Section 8.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lender in connection with its due diligence and the financial analysis of the Borrower, the preparation and administration of this Agreement and the other Loan Documents, any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including in each case the fees, charges and disbursements of counsel, accountants, financial advisers and other experts engaged by the Lender (including the allocated fees of in-house counsel).
     (b) The Borrower agrees to indemnify the Lender and each of its Representatives (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with or as a result of (i) the execution or delivery of this

Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates) or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned, leased, operated or used by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.
     (c) To the extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
     (d) The provisions of this Section 8.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Lender. All amounts due under this Section 8.05 shall be payable on written demand therefor.
     Section 8.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and its Affiliates are authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender and its Affiliates to or for the credit or the account of any Loan Party against the obligations of such Loan Party hereunder and under the other Loan Documents, irrespective of whether or not the Lender shall have made any demand thereunder and although such obligations may be unmatured. The rights of the Lender under this subsection are in addition to all other rights and remedies (including other rights of set off) that the Lender may have.

     Section 8.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Section 8.08. Waivers; Amendment. (a) No failure or delay of the Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.
     Section 8.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 8.09 shall be cumulated and the interest and Charges payable to the Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount shall have been received by the Lender.
     Section 8.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Representatives of the Lender) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
     Section 8.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.
     Section 8.12. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect to the extent permitted by applicable law, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     Section 8.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 8.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
     Section 8.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     Section 8.15. Jurisdiction; Consent to Service of Process. (a) To the extent permitted by applicable law, the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.
     (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     Section 8.16. Confidentiality. The Borrower agrees to keep confidential all non public information, including, without limitation, the Loan Documents, and other related documents provided to it by any Person pursuant to or in connection with the Loan Documents; provided that nothing herein shall prevent the Borrower from disclosing any such information (a) to its Representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) upon the request or demand of any regulatory authority or quasi-regulatory authority (such as the NAIC), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) with the consent of the Lender or (f) to the extent such information becomes publicly available other than as a result of a breach of this Section 8.16; provided further that prior to any disclosure of information pursuant to clauses (b), (c) and (d) of the proviso above, the Borrower shall notify the Lender, if legally permitted to do so, of any proposed disclosure as far in advance of such disclosure as practicable and, upon the Lender’s request, take all reasonable actions to ensure that any information disclosed is accorded confidential treatment, or if such notice to the Lender is prohibited by law, inform the relevant court, regulatory authority or quasi-regulatory authority of the Lender’s interest in the disclosed information and request that such court, regulatory authority or quasi-regulatory authority inform the Lender of the disclosure.
     Section 8.17. Alternative Financing Structure. If, following the Closing Date, the Lender identifies to the Borrower an alternative financing structure which provides benefits to the Borrower equivalent to those provided under this Agreement without material detriment to the Borrower, and complies in all material respects with applicable limitations imposed by law or agreement, the Borrower will, and will cause its Subsidiaries to, take such steps as the Lender may reasonably request to implement such alternative structure.
     Section 8.18. Participating in Program Established by Proposed Legislation. For the avoidance of doubt, the parties acknowledge and agree that, subject to the Borrower’s covenants and other provisions applicable to the Borrower in this Agreement, the Borrower and its Subsidiaries may sell assets under, and otherwise participate in, any program, facility or arrangement that may be established pursuant to legislation that may be enacted (including the legislation that has been referred to as the “Troubled Asset Relief Act of 2008”) in accordance with the terms of such program, facility or arrangement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC., as Borrower
By:	/s/ Edward M. Liddy
	Name:	Edward M. Liddy
	Title:	Chief Executive Officer

FEDERAL RESERVE BANK OF NEW YORK, as Lender
By:	/s/ Richard P. Dzina
	Name:	Richard P. Dzina
	Title:	Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]

SCHEDULE 8.01 – NOTICE INFORMATION
BORROWER
American International Group, Inc.
70 Pine Street, New York, New York 10270
Attention: General Counsel
Fax: (212) 425-2175
Telephone: (212) 770-7000
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street, New York, New York 10004
Attention: Robert W. Reeder III, Michael M. Wiseman
Telephone: (212) 558-4000
LENDER
Notice in connection with telephonic or e-mail notice of Borrowing or prepayment:
Federal Reserve Bank of New York
Discount Window Desk
Website:
http://www.frbdiscountwindow.org/2nd.cfm?hdrID=23&dtlID=63
Telephone: (866) 226-5619 or 212 720-5394
E-mail: susan.mclaughlin@ny.frb.org, william.walsh@ny.frb.org,
steven.walden@ny.frb.org, joanna.barnish@ny.frb.org,
helene.lee@ny.frb.org
All other Notices
Federal Reserve Bank of New York
33 Liberty Street New York, New York 10045
Attention: Sarah Dahlgren, Senior Vice President
Telecopy: (212) 720-6019
Telephone: (212) 720-7537
E-mail: sarah.dahlgren@ny.frb.org

with copies to:
Federal Reserve Bank of New York
33 Liberty Street New York, New York 10045
Attention: Joyce M. Hansen, Deputy General Counsel and Senior Vice
President
Telecopy: (212) 720-1756
Telephone: (212) 720-5024
E-mail: joyce.hansen@ny.frb.org
Davis Polk & Wardwell
450 Lexington Avenue, New York, New York 10017
Attention: Marshall S. Huebner, Bradley Y. Smith
Telephone: (212) 450-4000

EXHIBITS TO THE CREDIT AGREEMENT
dated as of
September 22, 2008,
between
AMERICAN INTERNATIONAL GROUP, INC.,
and
FEDERAL RESERVE BANK OF NEW YORK,

EXHIBITS

Exhibit A	-	Form of Borrowing Request
Exhibit B	-	Form of Guarantee and Pledge Agreement
Exhibit C	-	Form of Affiliate Subordination Agreement
Exhibit D	-	Trust’s Equity Interests

EXHIBIT A
FORM OF BORROWING REQUEST
     This Borrowing Request is delivered pursuant to the Credit Agreement dated as of September [ ], 2008 (as amended, the “Credit Agreement”) among American International Group, Inc., and Federal Reserve Bank of New York. Terms used herein and not defined have the meanings assigned to them in the Credit Agreement.
     The Borrower hereby requests a Borrowing as follows:

1.	Amount of Borrowing:	$

2.	Date of Borrowing:	, 20

3.	Account Details:	ABA Number:

Account Name:

Account Number:

Reference Number:

     The Borrower certifies that on and as of the date of the proposed Borrowing:
     (i) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true; and
     (ii) immediately after giving effect to such proposed Borrowing, no Default shall have occurred and be continuing.

AMERICAN INTERNATIONAL GROUP, INC.
By:
Name:
Title:

EXHIBIT B
GUARANTEE AND PLEDGE AGREEMENT
dated as of
September 22, 2008
among
AMERICAN INTERNATIONAL GROUP, INC.
THE GUARANTORS PARTY HERETO
and
FEDERAL RESERVE BANK OF NEW YORK,
as Secured Party

SCHEDULES:

Schedule 1	Pledgor Data

Schedule 2	Equity Interests in Subject Issuers Pledged by Original Pledgors

Schedule 3	Other Securities and Instruments of Subject Issuers Pledged by Original Pledgors

Schedule 4	Financing Agreements

Schedule 5	Existing Liens
EXHIBITS:

Exhibit A	Pledge Agreement Supplement

Exhibit B	Issuer Control Agreement

ii

GUARANTEE AND PLEDGE AGREEMENT
     AGREEMENT dated as of September 22, 2008 among AMERICAN INTERNATIONAL GROUP, INC., as Borrower, the GUARANTORS party hereto and FEDERAL RESERVE BANK OF NEW YORK, as Lender or Secured Party.
     WHEREAS, the Borrower has borrowed $14,000,000,000 from the Lender on September 16, 2008 evidenced by the First Demand Note payable to the order of the Lender and secured by its pledge to the Lender of its Equity Interests in certain Subsidiaries and certain additional assets as provided in the First Security Agreements;
     WHEREAS, the Borrower has (i) borrowed $14,000,000,000 from the Lender on September 17, 2008 evidenced by the Second Demand Note payable to the order of the Lender and (ii) amended and restated the First Security Agreements in order to continue the pledge securing the First Demand Note and extend such pledge to the Second Demand Note and to secure the First Demand Note and the Second Demand Note and Additional Demand Notes as provided therein with a pledge thereunder to the Lender of its Equity Interests in certain additional Subsidiaries and grant of security interests in certain additional assets of the Borrower as provided in the Amended and Restated Security Agreements;
     WHEREAS, the Borrower has borrowed $6,000,000,000 from the Lender on September 18, 2008 evidenced by the Third Demand Note payable to the order of the Lender and secured by the Amended and Restated Security Agreements;
     WHEREAS, the Borrower has borrowed $3,000,000,000 from the Lender on September 19, 2008 evidenced by the Fourth Demand Note payable to the order of the Lender and secured by the Demand Note Security Agreements;
     WHEREAS, prior to entry of the Borrower and the Lender into the proposed Credit Agreement, the Borrower may wish to borrow additional amounts from the Lender to be evidenced by Additional Demand Notes;
     WHEREAS, the Borrower and the Lender wish to enter into the Credit Agreement as soon as practicable to provide for borrowings thereunder by the Borrower subject to the terms and conditions thereof;
     WHEREAS, the Borrower and the Lender wish to amend and restate the Demand Note Security Agreements by, and as set forth in, this Guarantee and Pledge Agreement to continue the pledges and security agreements initially granted under the First Security Agreements and the Demand Note Security Agreements, to provide additional collateral for the First Demand Note, the Second Demand Note, the Third Demand Note and the Fourth Demand Note, to

provide collateral for each Additional Demand Note and to provide collateral for the obligations of the Borrower under the Credit Agreement and hereunder;
     WHEREAS, the Borrower is willing to cause each of its Material Domestic Subsidiaries (other than its Excluded Subsidiaries) to guarantee the Secured Obligations of the Borrower by becoming a party hereto and to secure its guarantee thereof by granting Liens on certain of its assets to the Secured Party as provided herein and in the other Security Documents;
     WHEREAS, the Lender is not willing to make any additional demand loans or any loans under the Credit Agreement unless (i) the Secured Obligations of the Borrower are secured and guaranteed as described above and (ii) each guarantee thereof is secured by Liens on certain assets of the relevant Guarantor as provided herein and in the other Security Documents;
     WHEREAS, upon any foreclosure or other enforcement of the Security Documents and sale of any Collateral, the net proceeds of the Collateral are to be received by or paid over to the Secured Party and applied as provided herein;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions.
     (a) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC
Account	9-102
Authenticate	9-102
Certificated Security	8-102
Chattel Paper	9-102
Commodity Account	9-102
Commodity Customer	9-102
Deposit Account	9-102
Document	9-102
Electronic Chattel Paper	9-102
Entitlement Holder	8-102
Entitlement Order	8-102
Equipment	9-102
Financial Asset	8-102 & 103
General Intangibles	9-102
Instrument	9-102
Inventory	9-102

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Term	UCC
Investment Property	9-102
Letter-of-Credit Right	9-102
Record	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligations	9-102
Tangible Chattel Paper	9-102
Uncertificated Security	8-102
     (b) Additional Definitions. The following additional terms, as used herein, have the following meanings:
     “Additional Demand Note” means any demand promissory note of the Borrower evidencing a borrowing by the Borrower from the Lender other than the First Demand Note, the Second Demand Note, the Third Demand Note and the Fourth Demand Note.
     “Affiliate” means with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person. For purposes of this definition of “Affiliate”, “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Amended and Restated Security Agreements” means the Security Agreement originally dated September 16, 2008 and amended and restated as of September 17, 2008 by the Borrower and the Secured Party and the Pledge Agreement originally dated September 16, 2008 and amended and restated September 17, 2008 by the Borrower and the Secured Party.
     “Applicable Financing Agreement” means, with respect to a covenant or defined term or other aspect of a Financing Agreement as it is applicable to a particular Pledgor in a particular context specified herein, the Financing Agreement containing such covenant, the definition of such defined term or such other aspect.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

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     “Collateral” means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Secured Party pursuant to the Security Documents. When used with respect to a specific Pledgor, the term “Collateral” means all its property on which such a Lien is granted or purports to be granted.
     “Collateral Accounts” means the Controlled Deposit Accounts and the Controlled Securities Accounts.
     “Commitment” has the meaning set forth in the Credit Agreement.
     “Control” has the following meanings:
     (a) when used with respect to any Security or Security Entitlement, the meaning specified in UCC Section 8-106;
     (b) when used with respect to any Deposit Account, the meaning specified in UCC Section 9-104; and
     (c) when used with respect to any Electronic Chattel Paper, the meaning specified in UCC Section 9-105.
     “Controlled Deposit Account” means a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Secured Party is the Depositary Bank’s “customer” (as defined in UCC Section 4-104).
     “Controlled Securities Account” means a Securities Account that (i) is maintained in the name of a Pledgor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Pledgor, the Secured Party and such Securities Intermediary.
     “Credit Agreement” means the Credit Agreement between the Borrower and the Lender contemplated by the Summary of Terms for Senior Bridge Facility agreed to by the Borrower on September 16, 2008.
     “Demand Note Security Agreements” means the Amended and Restated Security Agreements and the LLC Security Agreement dated as of September 19, 2008 by the Borrower and the Secured Party.
     “Demand Notes” means the First Demand Note, the Second Demand Note, the Third Demand Note and any Additional Demand Note.
     “Deposit Account Control Agreement” means, with respect to any Deposit Account of any Pledgor, a Deposit Account Control Agreement in form

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and substance satisfactory to the Secured Party among such Pledgor, the Secured Party and the relevant Depositary Bank.
     “Depositary Bank” means a bank at which a Controlled Deposit Account is maintained.
     “Designated Subsidiary” means AIG Funding, Inc., American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., SunAmerica Corporation, Sun Life Insurance Company of America, AIG SunAmerica Life Assurance Company or any other subsidiary that is a Designated Subsidiary, Principal Insurance Subsidiary or Restricted Subsidiary as defined in the Applicable Financing Agreement in effect as of the date hereof unless such Designated Subsidiary or Restricted Subsidiary has ceased to be such as provided in each Applicable Financing Agreement.
     “Effective Date” means September 22, 2008.
     “Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.
     “Event of Default” shall have the meaning set forth in the Credit Agreement.
     “Excluded Property” means (i) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (ii) voting Equity Interests in any Foreign Subsidiary (other than, prior to September 29, 2008, AIG Life Holdings (International) LLC), to the extent (but only to the extent) required to prevent the Collateral from including more than 66% of all voting Equity Interests in such Foreign Subsidiary, (iii) present and future “Voting Stock” (as defined in each Applicable Financing Agreement) of (x) any Designated Subsidiary or (y) any other Subsidiary of which such Designated Subsidiary is on the date hereof a subsidiary, but only so long as such Designated Subsidiary remains a subsidiary of such Subsidiary, (iv) in the case of the Borrower, any Equity Interest directly owned by the Borrower in AIG Property Casualty Group, Inc., AIG Financial Products Corp., AIG Life Holdings (US), Inc., American International Underwriters Overseas, Ltd., AIG Global Services, Inc., AIG Global Trade & Political Risk Insurance Company and Delaware American Life Insurance Company to the extent necessary in order that the grant of a security interest therein, together with the grant by the Borrower of

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a security interest in its other property hereunder and under the other Security Documents, does not constitute a grant of a security interest in substantially all of the property of the Borrower; provided that this limitation shall be inapplicable if and when all corporate action on the part of the Borrower necessary to authorize the granting of security interests in substantially all of its property shall have been taken, (v) notwithstanding clause (ii) of this definition, Equity Interests in any Transparent Subsidiary to the extent (but only to the extent) required to prevent the Collateral from including indirectly (through one or more Transparent Subsidiaries) more than 66% of all voting Equity Interests in a Foreign Subsidiary (for the avoidance of doubt, on or after September 30, 2008, Excluded Property shall include the Equity Interests in AIG Life Holdings (International) LLC), (vi) assets that give rise to tax-exempt interest income within the meaning of Section 265(a)(2) of the Internal Revenue Code of 1986, as amended from time to time and (vii) any property to the extent that the grant of a security interest therein is prohibited by any applicable law or regulation, requires a consent not obtained of any Governmental Authority pursuant to any applicable law or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, any applicable organizational, constitutive, shareholder or similar agreement, except to the extent that such law or regulation or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law. Each Pledgor shall upon request of the Lender use all reasonable efforts to obtain any such required consent that is reasonably obtainable.
     “Excluded Subsidiary” means (i) any Regulated Subsidiary, (ii) any Subsidiary of a Regulated Subsidiary, (iii) any Securitization Subsidiary, (iv) any Transparent Subsidiary if a majority of the outstanding Equity Interests in such Transparent Subsidiary is owned directly or indirectly by one or more Foreign Subsidiaries, (v) ILFC so long as there is any indebtedness outstanding under any ILFC Financing Agreement and (vi) American General Finance Corporation and American General Finance, Inc. (the “AGF Entities”) until such time as the Secured Party shall request that the AGF Entities become Pledgors hereunder to the extent possible without contravening each AGF Entity’s Applicable Financing Agreements and without being obligated under such Applicable Financing Agreements to equally and ratably secure the Debt or Indebtedness governed by such Applicable Financing Agreement.
     “Financing Agreements” means the credit agreements, indentures and other financing agreements listed on Schedule 4, as supplemented by Schedule 4 to any Pledge Agreement Supplement.

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     “First Demand Note” means the demand promissory note dated September 16, 2008 made by the Borrower payable to the order of the Secured Party.
     “First Security Agreements” means the Security Agreement dated September 16, 2008 by the Borrower in favor of the Secured Party and the Pledge Agreement dated September 16, 2008 by the Borrower in favor of the Secured Party.
     “Foreign Subsidiary” means any Subsidiary that is a “controlled foreign corporation” within the meaning of the Internal Revenue Code of 1986, as amended from time to time. For this purpose, a “controlled foreign corporation” includes any Subsidiary (other than a disregarded entity) substantially all of the assets of which is the stock of one or more controlled foreign corporations.
     “Fourth Demand Note” means the demand promissory note dated September 19, 2008 made by the Borrower payable to the order of the Secured Party.
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its consolidated Subsidiaries.
     “Governmental Authority” shall mean any federal, state, local, municipal or foreign court or governmental agency, authority, instrumentality or regulatory body, including any board of insurance, insurance department or insurance commissioner.
     “Guarantors” means each Subsidiary signing and delivering a counterpart hereof on the Effective Date and each Subsidiary that shall, at any time after the date hereof, become a “Guarantor” pursuant to Section 18.
     “ILFC” means International Lease Finance Corporation, a Delaware corporation and a Subsidiary.
     “ILFC Financing Agreements” means the Financing Agreements listed on Schedule 4 to which ILFC is a party.
     “Intellectual Property” means all intellectual and similar property of any Pledgor of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, patents, copyrights, licenses, trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all

7

embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
     “Intellectual Property Filing” means (i) with respect to any patent, patent license, trademark or trademark license, the filing of an appropriate Intellectual Property Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any copyright or copyright license, the filing of an appropriate Intellectual Property Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Secured Party in such Intellectual Property.
     “Intellectual Property Security Agreement” means an instrument memorializing a Transaction Lien on Intellectual Property which is in appropriate form for filing in the relevant office specified herein.
     “Issuer Control Agreement” means an Issuer Control Agreement substantially in the form of Exhibit B (with any changes that the Secured Party shall have approved).
     “Lender” means Federal Reserve Board of New York and any successor thereof or assignee thereof under the Credit Agreement.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “LLC Interest” means a membership interest or similar interest in a limited liability company.
     “Loan” means a loan outstanding under a Demand Note or under the Credit Agreement.
     “Loan Documents” means the Demand Notes, the Credit Agreement and the Security Documents.
     “Material Adverse Effect” means (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a

8

whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lender under any Loan Document.
     “Material Domestic Subsidiary” means a Wholly Owned Subsidiary that (i) is not a Foreign Subsidiary and (ii) has assets with an aggregate book value greater than $50,000,000 as of the end of the most recent fiscal quarter of the Borrower for which financial statements are available, until such time as the Secured Party shall request that Subsidiaries that satisfy the criteria set forth in clauses (i) and (ii) above but that are not Wholly Owned Subsidiaries be included as Material Domestic Subsidiaries hereunder, whereupon such Subsidiaries shall be so included.
     “Opinion of Counsel” means a written opinion of legal counsel (who may be counsel to a Pledgor or other counsel, in either case approved by the Secured Party) addressed and delivered to the Secured Party.
     “Original Pledgor” means any Pledgor that executes and delivers a counterpart hereof on the Effective Date.
     “own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.
     “Partnership Interest” means a partnership interest, whether general or limited.
     “Permitted Liens” means (a) with respect to Collateral consisting of Equity Interests in, and indebtedness of, Subject Issuers, (i) any inchoate tax liens (and other similar statutory liens) and (ii) any Liens on the Collateral listed on Schedule 5 hereto, as such Schedule is supplemented by Schedule 5 to any Pledge Agreement Supplement, and (b) with respect to other types of Collateral, Liens permitted to be created or assumed or to exist pursuant to the Credit Agreement and the Applicable Financing Agreements.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Pledge Agreement Supplement” means a Pledge Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Secured Party for the purpose of adding a Subsidiary as a party hereto pursuant to Section 18 or adding additional property to the Collateral or both.

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     “Pledged”, when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time.
     “Pledgors” means the Borrower and the Guarantors.
     “Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Pledgors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
     “Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Pledgor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.
     “Regulated Subsidiary” means a Subsidiary the business and affairs of which are regulated by a Governmental Authority whose consent is required for any acquisition of control or change of control thereof or for the guarantee of, or grant of Liens to secure, the obligations or performance of any controlling Person.
     “Release Conditions” means the following conditions for releasing all the Secured Guarantees and terminating all the Transaction Liens:
     (i) the Commitment under the Credit Agreement shall have expired or been terminated; and
     (ii) all Secured Obligations shall have been paid in full (other than contingent indemnification and expense reimbursement obligations as to which no claim shall have been asserted).
     “Representatives” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, attorneys, accountants and other professional advisors of such Person and its Affiliates.
     “Sale of Guarantor” has the meaning specified in Section 2(c)(ii).

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     “Second Demand Note” means the demand promissory note dated September 17, 2008 made by the Borrower payable to the order of the Secured Party.
     “Secured Agreement” refers, when used with respect to any Secured Obligation, collectively to each instrument, agreement or other document that sets forth obligations of the Borrower, obligations of a Guarantor and/or rights of the holder with respect to such Secured Obligation.
     “Secured Guarantee” means, with respect to each Guarantor, its guarantee of the Secured Obligations under Section 2 hereof or Section 1 of a Pledge Agreement Supplement.
     “Secured Obligations” means all principal of all Loans outstanding from time to time under the Demand Notes and the Credit Agreement, all interest (including Post-Petition Interest) on such Loans and all other amounts now or hereafter payable by the Borrower pursuant to the Demand Note Security Agreements and the Loan Documents.
     “Secured Party” means Federal Reserve Bank of New York and any successor thereof or assignee thereof who holds the Secured Obligations.
     “Securities Account Control Agreement” means, when used with respect to a Securities Account of any Pledgor, a Securities Account Control Agreement in form and substance satisfactory to the Secured Party among such Pledgor, the Secured Party and the relevant Securities Intermediary.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages in one or more receivables or securitization financing facilities and other activities reasonably related thereto.
     “Security Documents” means this Agreement, the Pledge Agreement Supplements, the Issuer Control Agreements, the Intellectual Property Security Agreements, the Deposit Account Control Agreements, the Securities Account Control Agreements and all other supplemental or additional security agreements, control agreements or similar instruments delivered pursuant to the Loan Documents.
     “Subject Issuer” means any Person that is on the date hereof, or that hereafter becomes, a Subsidiary of the Borrower. A Subject Issuer as so defined does not cease to be a Subject Issuer even if such Person ceases to be a Subsidiary

11

of the Borrower unless and until all of its Equity Interests pledged hereunder are released pursuant hereto.
     “subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any corporation, limited liability company, partnership or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other corporation, limited liability company, partnership or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is otherwise Controlled as of such date, by the parent and/or one or more of its subsidiaries. For purposes of this definition of “subsidiary”, “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Subsidiary” means any subsidiary of the Borrower.
     “Third Demand Note” means the demand promissory note dated September 18, 2008 made by the Borrower payable to the order of the Secured Party.
     “Transaction Liens” means the Liens granted by the Pledgors under the Security Documents.
     “Transparent Subsidiary” means (i) any Subsidiary that is treated as either a partnership or an entity disregarded as separate from its owner under Treasury Regulation §301.7701-2(c)(1), and (ii) any other Subsidiary substantially all the assets of which (including assets owned indirectly through Transparent Subsidiaries) are Equity Interests in Foreign Subsidiaries.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “United States” means the United States of America.

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     “Wholly Owned Subsidiary” has the meaning set forth in the Credit Agreement.
     (c) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) except as otherwise specified herein, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     Section 2. Guarantees by Guarantors.
     (a) Secured Guarantees. Each Guarantor unconditionally guarantees the full and punctual payment of each Secured Obligation when due (whether at stated maturity, upon acceleration or otherwise). If the Borrower fails to pay any Secured Obligation punctually when due, each Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Secured Agreement.
     (b) Secured Guarantees Unconditional. The obligations of each Guarantor under its Secured Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement, by operation of law or otherwise;
     (ii) any modification or amendment of or supplement to any Secured Agreement;

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     (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement;
     (iv) any change in the corporate existence, structure or ownership of the Borrower, any other Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement;
     (v) the existence of any claim, set-off or other right that such Guarantor may have at any time against the Borrower, any other Guarantor, the Secured Party or any other Person, whether in connection with the Loan Documents or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
     (vi) any invalidity or unenforceability relating to or against the Borrower, any other Guarantor or any other Person for any reason of any Secured Agreement, or any provision of applicable law or regulation purporting to prohibit the payment of any Secured Obligation by the Borrower, any other Guarantor or any other Person; or
     (vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, any other party to any Secured Agreement, the Secured Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense to any obligation of any Guarantor hereunder.
     (c) Release of Secured Guarantees. (i) All the Secured Guarantees will be released when all the Release Conditions are satisfied. If at any time any payment of a Secured Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Borrower or otherwise, the Secured Guarantees shall be reinstated with respect thereto as though such payment had been due but not made at such time.
     (ii) If all the capital stock of a Guarantor or all or substantially all the assets of a Guarantor are sold, transferred or otherwise disposed of to a Person (other than the Borrower or one of its Subsidiaries) in a transaction permitted by the Credit Agreement (any such sale, a “Sale of Guarantor”), the Secured Party shall release such Guarantor from its Secured Guarantee; provided that arrangements reasonably satisfactory to

14

the Secured Party have been made to apply the net proceeds thereof as required by the Credit Agreement.
     (iii) In addition to any release permitted by subsection (ii), the Secured Party may release any Secured Guarantee in its discretion.
     (d) Waiver by Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantor or any other Person.
     (e) Subrogation. A Guarantor that makes a payment with respect to a Secured Obligation hereunder shall be subrogated to the rights of the payee against the Borrower with respect to such payment and shall be entitled to contribution from the other Guarantors in accordance with applicable law; provided that no Guarantor shall enforce any payment, or accept any payment, by way of subrogation against the Borrower, or by reason of contribution against any other guarantor of such Secured Obligation, until all the Release Conditions have been satisfied.
     (f) Stay of Acceleration. If acceleration of the time for payment of any Secured Obligation by the Borrower is stayed by reason of the insolvency or receivership of the Borrower or otherwise, all Secured Obligations otherwise subject to acceleration under the terms of any Secured Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Secured Party.
     (g) Right of Set-Off. If any Secured Obligation is not paid promptly when due, the Secured Party and its Affiliates are authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Secured Party or its Affiliates to or for the credit or the account of any Guarantor against the obligations of such Guarantor under its Secured Guarantee, irrespective of whether or not the Secured Party shall have made any demand thereunder and although such obligations may be unmatured. The rights of the Secured Party under this subsection are in addition to all other rights and remedies (including other rights of set-off) that the Secured Party may have.
     (h) Continuing Guarantee. Each Secured Guarantee is a continuing guarantee, shall be binding on the relevant Guarantor and its successors and assigns, and shall be enforceable by the Secured Party. If all or part of the Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights under each Secured Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

15

     (i) Limitation on Obligations of Guarantor. The obligations of each Guarantor under its Secured Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such Secured Guarantee subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law.
     Section 3. Grant of Transaction Liens.
     (a) The Borrower, in order to secure the Secured Obligations, each Guarantor signing and delivering a counterpart hereof on the Effective Date and each Guarantor that shall, at any time after the date hereof, become a “Guarantor” pursuant to Section 18, in order to secure its Secured Guarantee, subject to clause (d) of this Section 3, grants to the Secured Party a continuing security interest in all the following property of the Borrower or such Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:
     (i) all Accounts;
     (ii)all Chattel Paper;
     (iii) all cash and Deposit Accounts;
     (iv) all Documents;
     (v) all Equipment;
     (vi) all General Intangibles (including (x) any Equity Interests in other Persons that do not constitute Investment Property and (y) any Intellectual Property);
     (vii) all Equity Interests in any Subject Issuer;
     (viii) all indebtedness owed by any Subject Issuer;
     (ix) all Securities and Instruments evidencing any of the Collateral described in the foregoing clauses (vii) and (viii);
     (x) all Inventory;
     (xi) all Investment Property;
     (xii) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of the Borrower and such Guarantor pertaining to any of its Collateral;

16

     (xiii) such Pledgor’s ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other money in the possession of the Secured Party; and
     (xiv) all Proceeds of the Collateral described in the foregoing clauses (i) through (xiii);
provided that (i) the Excluded Property is excluded from the foregoing grant of security interests and (ii) for each Guarantor, the amount of the Secured Obligations secured by the foregoing security interest of such Guarantor shall be limited to the maximum amount permitted by the terms of each Applicable Financing Agreement limiting the amount of “Debt” or “Indebtedness” that can be so secured by such Guarantor without contravening such Applicable Financing Agreement or being obligated under such Applicable Financing Agreement to equally and ratably secure the Debt or Indebtedness governed by such Applicable Financing Agreement.
     (b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.
     (c) The Transaction Liens are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Pledgor with respect to any of the Collateral or any transaction in connection therewith.
     (d) If the Governmental Authority having jurisdiction over any Regulated Subsidiary determines that a pledge of the Equity Interests of such Regulated Subsidiary hereunder constitutes or would constitute the acquisition of or a change of control with respect to such Regulated Subsidiary or any subsidiary thereof as to which the prior approval of such Governmental Authority was required and not obtained or waived, then, immediately upon the relevant Pledgor’s receipt of written notice from such Governmental Authority of such determination and without any action on the part of the Secured Party or any other Person, such pledge shall be rendered void ab initio and of no effect, at which time the Pledgor may cause the Regulated Subsidiary to alter its share transfer records to reflect that the pledge has become void. Upon any such occurrence, (i) the Secured Party shall, at such Pledgor’s written request and expense, return all certificates representing such Equity Interest to such Pledgor and execute and deliver such documents as such Pledgor shall reasonably request to evidence such Pledgor’s retention of all rights in such Equity Interest and (ii) such Pledgor, if

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permitted, shall promptly, and the Secured Party, if permitted, may, submit a request to the relevant Governmental Authority for approval of the pledge of such shares by the Pledgor hereunder, with which the Pledgor and the relevant Regulated Subsidiary shall fully cooperate, and, upon receipt of such approval, shall forthwith deliver to the Secured Party certificates representing all the outstanding Equity Interests in such Regulated Subsidiary (subject to the limitation in Section 8(l) if such Regulated Subsidiary is a Foreign Subsidiary) to be held as Collateral hereunder.
     Section 4. General Representations and Warranties. Each Original Pledgor represents and warrants that:
     (a) Such Pledgor is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in Schedule 1, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (iv) has the power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement contemplated hereby to which it is or will be a party.
     (b) The execution, delivery and performance by each Pledgor of this Agreement and each other Loan Document executed and delivered by each Pledgor on the Effective Date have been duly authorized by all requisite corporate and, if required, stockholder action and will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such Pledgor, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which such Pledgor is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such material indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Pledgor (except a Transaction Lien).
     (c) This Agreement has been duly executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

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     (d) Schedule 2 lists all Equity Interests (excluding Excluded Property) in any Subject Issuer directly owned by such Pledgor as of the Effective Date. Schedule 3 lists, as of the Effective Date, (i) all Securities (excluding Excluded Property) issued by any Subject Issuer directly owned by such Pledgor (and not listed in Schedule 2), (ii) all Instruments (excluding Excluded Property) directly owned by such Pledgor evidencing indebtedness of any Subject Issuer in a principal amount of $50,000,000 or more and (iii) all Securities Accounts to which Financial Assets are credited in respect of which such Pledgor owns Security Entitlements to any of the foregoing investment property. Such Pledgor holds all such Equity Interests, Securities and Instruments directly (i.e., not through a Subsidiary, a Securities Intermediary, Depository Trust Company or any other Person).
     (e) All Collateral owned by such Pledgor is owned by it free and clear of any Lien other than (i) the Transaction Liens and (ii) Permitted Liens. Schedule 5 lists all Permitted Liens (other than inchoate tax liens and other similar statutory liens) with respect to the Collateral consisting of Equity Interests and intercompany indebtedness existing on the date hereof. All shares of capital stock included in its Pledged Equity Interests (including shares of capital stock in respect of which such Pledgor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person. Such Pledgor is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.
     (f) Such Pledgor has not performed any acts that might prevent the Secured Party from enforcing any of the provisions of the Security Documents or that would limit the Secured Party in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Pledgor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens. After the Effective Date, all Collateral consisting of certificated securities or instruments owned by such Pledgor and required to be delivered to the Secured Party will have been delivered in the Secured Party in accordance with the delivery instructions provided to the Pledgor by the Secured Party free and clear of the claims of any other Person or security interest therein, other than the Secured Party or any other Permitted Lien and no Pledged Investment Property, Pledged Deposit Account or Pledged Electronic Chattel Paper owned by such Pledgor will be under the Control of any other Person having a claim thereto or a security interest therein other than a Permitted Lien.

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     (g) The Transaction Liens on all Collateral owned by such Pledgor (i) have been validly created, (ii) will attach to each item of such Collateral on the Effective Date (or, if such Pledgor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, subject to clause (ii) of the proviso to Section 3(a), will secure all the Secured Obligations or such Pledgor’s Secured Guarantee, as the case may be.
     (h) The information set forth in Schedule 1 as to such Pledgor is correct and complete as of the Effective Date.
     (i) When UCC financing statements describing the Collateral as “all personal property” have been filed in the central UCC filing offices of the jurisdictions specified in Schedule 1, the Transaction Liens will constitute perfected security interests in the Collateral owned by such Pledgor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. Except for the filing of such (i) UCC financing statements, (ii) Intellectual Property Filings and (iii) other filings as may be necessary to limit or avoid the application of Section 3(d), no registration, recordation or filing with any Governmental Authority is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or (except with respect to Equity Interests in any Regulated Subsidiary) for the enforcement of the Transaction Liens.
     Section 5. Further Assurances; General Covenants. Each Pledgor covenants as follows:
     (a) Such Pledgor will, from time to time, at the Borrower’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing) that from time to time may be necessary or desirable, or that the Secured Party may request, in order to:
     (i) create, preserve, perfect, confirm or validate the Transaction Liens on such Pledgor’s Collateral;
     (ii) in the case of Pledged Deposit Accounts, Pledged Investment Property and Pledged Electronic Chattel Paper, cause the Secured Party to have Control thereof;
     (iii) enable the Secured Party to obtain the full benefits of the Security Documents; or

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     (iv) enable the Secured Party to exercise and enforce any of its rights, powers and remedies with respect to any of such Pledgor’s Collateral.
Such Pledgor authorizes the Secured Party to execute and file such financing statements or continuation statements in such jurisdictions with such descriptions of collateral (including “all assets” or “all personal property” or other words to that effect) and other information set forth therein as the Secured Party may deem necessary or desirable for the purposes set forth in the preceding sentence. Each Pledgor also ratifies its authorization for the Secured Party to file in any such jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Each Pledgor further authorizes the Secured Party to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by such Pledgor, without the signature of such Pledgor, and naming such Pledgor as debtor and the Secured Party as secured party. The Borrower will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.
     (b) Such Pledgor will not (i) change its name or organizational form or structure, (ii) change its location (determined as provided in UCC Section 9-307) or (iii) become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall have given the Secured Party prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 5(e).
     (c) Such Pledgor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 of the Credit Agreement.
     (d) Such Pledgor shall pay its indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Pledgor shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

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     (e) At least 30 days (or such shorter period as may be agreed by the Secured Party) before it takes any action contemplated by Section 5(b), such Pledgor will, at the Borrower’s expense, cause to be delivered to the Secured Party an Opinion of Counsel, in form and substance satisfactory to the Secured Party, to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers of Pledged Collateral from such Pledgor after it takes such action (except any continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable by the Pledgor in connection with such filings or recordations have been paid in full and (iii) except as otherwise agreed by the Secured Party, such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral to be owned by such Pledgor after it takes such action or the accuracy of such Pledgor’s representations and warranties herein relating to such Collateral.
     (f) Such Pledgor may sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral only to the extent that (i) doing so would not violate a covenant in the Credit Agreement and (ii) (A) an Event of Default shall not have occurred and be continuing and (B) (x) the Secured Party shall not have notified such Pledgor that its right to do so is terminated, suspended or otherwise limited or (y) the maturity of any or all of the Secured Obligations shall not have been accelerated. Concurrently with any sale, lease or other disposition (except a sale or disposition to another Pledgor or a lease) permitted by the foregoing sentence, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Secured Party. The Secured Party will, at the Borrower’s expense, execute and deliver to the relevant Pledgor such documents as such Pledgor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.
     (g) Such Pledgor will, promptly upon request, provide to the Secured Party all information and evidence concerning such Pledgor’s Collateral that the Secured Party may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.
     Section 6. Chattel Paper. Except as to actions to be taken by the Secured Party, each Pledgor represents, warrants and covenants as follows:
     (a) At the request of the Secured Party, such Pledgor will as promptly as practicable deliver to the Secured Party as Collateral hereunder all Pledged Tangible Chattel Paper then owned by such Pledgor. Thereafter, whenever such Pledgor acquires any other Pledged Tangible Chattel Paper,

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such Pledgor will immediately deliver such Pledged Tangible Chattel Paper or Pledged Instrument to the Secured Party as Collateral hereunder.
     (b) So long as no Event of Default shall have occurred and be continuing, the Secured Party will, promptly upon request by the relevant Pledgor, make appropriate arrangements for making any Pledged Tangible Chattel Paper available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Secured Party, against trust receipt or like document).
     (c) All Pledged Tangible Chattel Paper owned by such Pledgor, when delivered to the Secured Party, will be accompanied by duly executed instruments of assignment, with signatures appropriately guaranteed, all in form and substance satisfactory to the Secured Party.
     (d) Each Pledgor will take (or cause others to take) all actions required under UCC Section 9-105 to cause the Secured Party to obtain and maintain Control of any and all Electronic Chattel Paper owned by such Pledgor from time to time.
     Section 7. Deposit Accounts. Each Pledgor represents, warrants and covenants as follows:
     (a) At the request of the Secured Party, all cash owned by such Pledgor will be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts.
     (b) So long as the Secured Party has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except the Depositary Bank’s right to deduct its normal operating charges and any uncollected funds previously credited thereto).
     Section 8. Delivery, Perfection and Control of Securities and Instruments. Each Pledgor represents, warrants and covenants as follows:
     (a) Certificated Securities. On the Effective Date (in the case of an Original Pledgor) or the date on which it signs and delivers its first Pledge Agreement Supplement (in the case of any other Pledgor), such Pledgor will deliver to the Secured Party as Collateral hereunder all certificates representing Pledged Certificated Securities issued by any Subject Issuer then owned by such Pledgor. Thereafter, whenever such Pledgor acquires any other certificate representing a Pledged Certificated Security issued by any Subject Issuer, such Pledgor will immediately deliver such certificate to the Secured Party as Collateral hereunder. The provisions of this subsection are subject to the

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limitation in Section 3(d) in the case of Equity Interests in a Regulated Subsidiary, Section 8(l) in the case of voting Equity Interests in a Foreign Subsidiary and Section 8(m) in the case of voting Equity Interests in a Designated Subsidiary.
     (b) Uncertificated Securities. On the Effective Date (in the case of an Original Pledgor) or the date on which it signs and delivers its first Pledge Agreement Supplement (in the case of any other Pledgor), such Pledgor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security issued by any Subject Issuer then owned by such Pledgor and deliver such Issuer Control Agreement to the Secured Party (which shall enter into the same). Thereafter, whenever such Pledgor acquires any other Pledged Uncertificated Security issued by any Subject Issuer, such Pledgor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement to the Secured Party (which shall enter into the same). The provisions of this subsection are subject to the limitation in Section 3(d) in the case of Equity Interests in a Regulated Subsidiary, Section 8(l) in the case of voting Equity Interests in a Foreign Subsidiary and Section 8(m) in the case of voting Equity Interests in a Designated Subsidiary.
     (c) Security Entitlements. Upon the request of the Secured Party, such Pledgor will, with respect to each Security Entitlement then owned by it, as promptly as practicable enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Secured Party (which shall enter into the same). Thereafter, whenever such Pledgor acquires any other such Security Entitlement, such Pledgor will immediately cause the underlying Financial Asset to be credited to a Controlled Securities Account.
     (d) Instruments. On the Effective Date (in the case of an Original Pledgor) or the date on which it signs and delivers its first Pledge Agreement Supplement (in the case of any other Pledgor), such Pledgor will, with respect to each Pledged Instrument issued by any Subject Issuer having a principal amount of $50,000,000 or more then owned by it, deliver such Instrument to the Secured Party as Collateral hereunder. Thereafter, whenever such Pledgor acquires any other such Instrument, such Pledgor will, as promptly as practicable, deliver such Instrument to the Secured Party as Collateral hereunder.
     (e) Regulated Subsidiaries. If the Collateral includes any Equity Interest in a Regulated Subsidiary that is not represented by certificates, the relevant Pledgor shall exercise its best efforts to cause such Equity Interest to be represented by certificates and, promptly upon receipt thereof, comply with clause

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(a) of this Section with respect thereto. No Pledgor shall hold any Equity Interest in a Regulated Subsidiary in a Securities Account.
     (f) Perfection as to Certificated Securities. When such Pledgor delivers the certificate representing any Pledged Certificated Security owned by it to the Secured Party and complies with Section 8(k) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others except Permitted Liens, (ii) the Secured Party will have Control of such Pledged Certificated Security and (iii) the Secured Party will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.
     (g) Perfection as to Uncertificated Securities. When such Pledgor, the Secured Party and the issuer of any Pledged Uncertificated Security owned by such Pledgor enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others except Permitted Liens, (ii) the Secured Party will have Control of such Pledged Uncertificated Security and (iii) the Secured Party will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.
     (h) Perfection as to Security Entitlements. So long as the Financial Asset underlying any Security Entitlement owned by such Pledgor is credited to a Controlled Securities Account, (i) the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Liens), (ii) the Secured Party will have Control of such Security Entitlement and (iii) no action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Secured Party.
     (i) Agreement as to Applicable Jurisdiction. In respect of all Security Entitlements to Securities or Instruments issued by a Subject Issuer owned by such Pledgor, and all Securities Accounts to which such related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States.
     (j) Perfection as to Instruments. When such Pledgor delivers any Pledged Instrument owned by it to the Secured Party, the Transaction Lien on such Pledged Instrument will be perfected, subject to no prior Liens or rights of others except Permitted Liens.
     (k) Delivery of Pledged Certificates and Instruments. All Pledged Certificates and Pledged Instruments, when delivered to the Secured Party, will be in suitable form for transfer by delivery, or accompanied by duly executed

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instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Secured Party.
     (l) Foreign Subsidiaries. A Pledgor will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in a Foreign Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is excluded from the Transaction Liens at such time pursuant to clause (ii) of the definition of Excluded Property and/or the comparable provisions of one or more Pledge Agreement Supplements.
     (m) Designated Subsidiaries. A Pledgor will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in a Designated Subsidiary.
     (n) Transfer of Record Ownership. At any time when an Event of Default shall have occurred and be continuing, the Secured Party may (and to the extent that action by it is required, the relevant Pledgor, if directed to do so by the Secured Party, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Secured Party or its nominee; provided that no such action shall be taken with respect to any Equity Interest in any Regulated Subsidiary unless any and all regulatory approvals required under applicable law shall have been obtained. Each Pledgor will take any and all actions reasonably requested by the Secured Party to facilitate compliance with this Section. If the provisions of this Section are implemented, Section 8(b) shall not thereafter apply to any Pledged Security that is registered in the name of the Secured Party or its nominee. The Secured Party will promptly give to the relevant Pledgor copies of any notices and other communications received by the Secured Party with respect to Pledged Securities registered in the name of the Secured Party or its nominee.
     (o) Certification of Limited Liability Company and Partnership Interests. Any limited liability company and any partnership controlled by any Pledgor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the Uniform Commercial Code, or (b) certificate any Equity Interests in any such limited liability company or such partnership. To the extent an interest in any limited liability company or partnership controlled by any Pledgor and pledged hereunder is certificated or becomes certificated, each such certificate shall be delivered to the Secured Party as required by Section 8(a) and such Pledgor shall fulfill all other requirements under Section 8 applicable in respect thereof.
     Section 9. Right to Vote Securities. (a) Unless an Event of Default shall have occurred and be continuing, each Pledgor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any

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Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Secured Party will, upon receiving a written request from such Pledgor, deliver to such Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Secured Party or its nominee or any such Pledged Securities Entitlement as to which the Secured Party or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance satisfactory to the Secured Party. Unless an Event of Default shall have occurred and be continuing, the Secured Party will have no right to take any action which the owner of a Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.
     (b) If an Event of Default shall have occurred and be continuing, the Secured Party will have the exclusive right to the extent permitted by law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Collateral, with the same force and effect as if the Secured Party were the absolute and sole owner thereof, and each Pledgor will take all such action as the Secured Party may reasonably request from time to time to give effect to such right; provided that the Secured Party will not have the right to vote, to give consents, ratifications or waivers or to take any other action with respect to the Equity Interest in any Regulated Subsidiary, in each case to the extent that such action would require any notice to, filing with or the taking of any other action by a Governmental Authority, unless such notice, filing or action shall have been made, granted or approved.
     Section 10. Rights to Distributions. (a) Any and all dividends, interest, and other cash and non-cash distributions at any time received or held by any Pledgor shall be so received or held in trust for the Secured Party, shall be segregated from other funds and property of such Pledgor and shall be forthwith delivered to the Secured Party in the same form as so received or held, with any necessary indorsements; provided that cash dividends, interest or distributions received by any Pledgor may be retained by such Pledgor in accordance with this Section.
     (b) So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to receive and retain and not segregate or hold in trust for the Secured Party cash dividends, interest or distributions paid or distributed in respect of the Collateral.
     (c) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgors to receive and retain cash dividends, interest or

27

distributions shall cease, and all such rights shall thereupon become vested in the Secured Party, which shall thereupon have the sole right to receive and retain such cash dividends, interest and distributions. The Pledgors shall execute and deliver (or cause to be executed and delivered) to the Secured Party all such instructions and other instruments as the Secured Party may reasonably request for the purpose of enabling the Secured Party to receive the dividends, interest and distributions that it is entitled to receive and retain pursuant to the preceding sentence.
     Section 11. Remedies upon Event of Default. (a) If an Event of Default shall have occurred and be continuing, the Secured Party may exercise (or cause its agents to exercise) any or all of the remedies available to it (or to such agents) under the Security Documents.
     (b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Secured Party may exercise (i) all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and (ii) all the powers given by section 30 of the Conveyancing Act 1983 of Bermuda (the “Conveyancing Act”) with respect to any Collateral and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell, or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral; provided that the right of the Secured Party to sell or otherwise dispose of an Equity Interest in any Regulated Subsidiary shall be subject to the Secured Party’s or the relevant Pledgor’s obtaining, to the extent necessary under applicable law, the prior approval of such sale or other disposition by the Governmental Authority having jurisdiction with respect to such Regulated Subsidiary; and provided, further, that the Pledgor waives its rights under section 29 of the Conveyancing Act of Bermuda and agrees that section 31 of such Conveyancing Act shall not apply). To the maximum extent permitted by applicable law, the Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all of any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Upon any sale of Collateral by the Secured Party (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be

28

obligated to see to the application of any part of the purchase money paid to the Secured Party or such officer or be answerable in any way for the misapplication thereof. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Secured Party shall not be obliged to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Pledgor hereby waives any claim against the Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. The Secured Party may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.
     (c) If the Secured Party sells any of the Collateral upon credit, the Pledgors will be credited only with payment actually made by the purchaser, received by the Secured Party and applied in accordance with Section 12 hereof. In the event the purchaser fails to pay for the Collateral, the Secured Party may resell the same, subject to the same rights and duties set forth herein.
     (d) Notice of any such sale or other disposition shall be given to the relevant Pledgor(s) as (and if) required by Section 14.
     (e) For the purpose of enabling the Secured Party to exercise rights and remedies under this Agreement at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, each Pledgor hereby grants to the Secured Party an irrevocable license (exercisable without payment of royalty or other compensation to such Pledgor), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Secured Party may be exercised only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Secured Party in accordance herewith shall be binding upon such Pledgor notwithstanding any subsequent cure of an Event of Default.

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     (f) Each Pledgor hereby acknowledges that the sale by the Secured Party of any Collateral pursuant to the terms hereof in compliance with the Securities Act as well as applicable “Blue Sky” or other state securities laws may require strict limitations as to the manner in which the Secured Party or any subsequent transferee of the Collateral may dispose thereof. Each Pledgor acknowledges and agrees that in order to protect the Secured Party’s interests it may be necessary to sell the Collateral at a price less than the maximum price attainable if the sale were delayed or were made in another manner, such as a public offering under the Securities Act. Each Pledgor agrees that the Secured Party shall have no obligation to delay the sale or to register under the Securities Act in order to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, each Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, the Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In doing so, the Secured Party may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors reasonably believed by the Secured Party to be institutional investors or other accredited investors who might be interested in purchasing the Collateral. If the Secured Party shall solicit such offers, then the acceptance by the Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposing of the Collateral.
     (g) If the Secured Party shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section, each Pledgor agrees that, upon request of the Secured Party, such Pledgor will, at its own expense:
     (i) use its best efforts to execute and deliver, and cause the Subject Issuers and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do so or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Secured Party, desirable to register such Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of the Secured Party, are necessary or desirable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;
     (ii) use its best efforts to execute and deliver, and cause the Subject Issuers and the directors and officers thereof to execute and

30

deliver, all such instruments and documents, and to do so or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Secured Party, desirable to qualify the Collateral under state securities laws or “Blue Sky” laws and to obtain all necessary approvals from relevant Governmental Authorities for the sale of the Collateral, as requested by the Secured Party;
     (iii) cause the Subject Issuers to make available to their respective security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and
     (iv) do or cause to be done all such other acts and things as may be necessary or, in the Secured Party’s opinion, desirable to facilitate such sale of the Collateral or any part thereof in compliance with applicable law.
     Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.
     Each of the Pledgors acknowledges and agrees that in exercising any rights under or with respect to the Collateral, the Secured Party is under no obligation to marshal any Collateral and may in its absolute discretion realize upon the Collateral in any order to any extent it so elects, and each Pledgor waives any right to require the marshaling of any of the Collateral.
     Section 12. Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Secured Party may apply (a) any cash then held by it as Collateral and (b) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:
     first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Secured Party, and all expenses, liabilities and advances incurred or made by the Secured Party in connection with the Security Documents;
     second, to pay interest (including Post-Petition Interest) on and principal of the Loans in accordance with the applicable provisions of the Credit Agreement, until payment in full of all such amounts shall have been made;

31

     third, to pay all other Secured Obligations ratably, until payment in full of all such other Secured Obligations shall have been made (or so provided for); and
     finally, to pay to the relevant Pledgor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;
provided that Collateral owned by a Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second and third only to the extent permitted by the limitations in Section 2(i) and proviso (ii) of Section 3(a). The Secured Party may make such distributions hereunder in cash or in kind or in any combination thereof.
     Section 13. Fees and Expenses; Taxes. (a) The Borrower will forthwith upon demand pay to the Secured Party:
     (i) the amount of any taxes that the Secured Party may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon other than a Permitted Lien;
     (ii) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts (including the allocated fees of in-house counsel), that the Secured Party may incur in connection with (x) the administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Secured Party of any of its rights or powers under the Security Documents;
     (iii) the amount of any fees that the Borrower shall have agreed in writing to pay to the Secured Party and that shall have become due and payable in accordance with such written agreement; and
     (iv) the amount required to indemnify the Secured Party for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and expenses of its counsel and any experts or agents appointed by it hereunder) incurred or suffered by the Secured Party in connection with the Security Documents, except to the extent that such loss, liability or expense arises from the Secured Party’s gross negligence or willful misconduct or a breach of any duty that the Secured Party has under this Agreement (after giving effect to Sections 15 and 22).

32

Any such amount not paid to the Secured Party on demand will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2% plus the rate applicable to the Loans for such day.
     (b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Borrower will pay such tax and provide any required tax stamps to the Secured Party or as otherwise required by law.
     (c) The provisions of this Section 13 shall survive repayment of the Secured Obligations.
     Section 14. Authority to Administer Collateral. Each Pledgor irrevocably appoints the Secured Party its true and lawful attorney, with full power of substitution, in the name of such Pledgor or otherwise, at the Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Pledgor’s Collateral:
     (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,
     (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,
     (c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Secured Party were the absolute owner thereof, and
     (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;
provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the relevant Pledgor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Secured Party fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.
     Section 15. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Secured

33

Party will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Secured Party will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any agent or bailee selected by the Secured Party in good faith, except to the extent that such liability arises from the Secured Party’s gross negligence or willful misconduct.
     Section 16. Agents and Representatives. The Secured Party may perform any of its duties and exercise any of its rights and powers through one or more agents appointed by it. The Secured Party and any such agent may perform any of its duties and exercise any of its rights and powers through its Representatives. The exculpatory provisions of Section 15 and this Section shall apply to any such agent and to the Representatives of the Secured Party and any such agent.
     Section 17. Termination of Transaction Liens; Release of Collateral.
     (a) The Transaction Liens granted by each Guarantor shall terminate when its Secured Guarantee is released pursuant to Section 2(c).
     (b) The Transaction Liens granted by the Borrower shall terminate when all the Release Conditions are satisfied.
     (c) The Transaction Lien granted by the Borrower in 34% of the voting Equity Interest of AIG Life Holdings (International) LLC shall terminate on September 29, 2008 automatically and without further action by any party hereto.
     (d) At any time before the Transaction Liens granted by the Borrower terminate, the Secured Party in its discretion may, at the written request of the Borrower, release any Collateral.
     (e) Upon any termination of a Transaction Lien or release of Collateral, the Secured Party will, at the expense of the relevant Pledgor, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.
     Section 18. Additional Guarantors and Pledgors. (a) If, after the Effective Date (i) any additional Subsidiary is formed or acquired or (ii) any existing Subsidiary ceases to be an Excluded Subsidiary or a Foreign Subsidiary, the Borrower will, within three Business Days after such Subsidiary is formed or acquired, notify the Secured Party thereof and, subject to the proviso to Section

34

3(a) and to Section 3(d), cause any Equity Interest in or indebtedness of such Subsidiary owned by or on behalf of any Pledgor to be added to the Collateral. If such Subsidiary is or subsequently becomes a Material Domestic Subsidiary, is not an Excluded Subsidiary and is not prohibited by applicable law or regulation from, and does not require a filing with, notice to, or consent of a Governmental Authority prior to, guaranteeing the Secured Obligations, the Borrower shall promptly cause such Subsidiary to become a “Guarantor” and “Pledgor” pursuant to clause (b) of this Section 18.
     (b) Any Subsidiary may become a party hereto by signing and delivering to the Secured Party a Pledge Agreement Supplement, whereupon such Subsidiary shall become a “Guarantor” and a “Pledgor” as defined herein.
     Section 19. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service for delivery on the next Business Day or electronic mail, and shall be deemed to have been duly given or made when delivered or in the case of notice by electronic mail transmission or telecopy, when received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:
(i)	if to the Borrower or any Guarantor, to it at:

American International Group, Inc. 70 Pine Street New York, New York 10270 Attention: General Counsel Telecopy: (212) 425-2175; and

(ii)	if to the Secured Party, to:

Federal Reserve Bank of New York
33 Liberty Street
New York, NY 10045-0001
Attention: Sarah Dahlgren
Senior Vice President
Telecopy: (212) 720-6019
Telephone: (212) 720-7537
Email: sarah.dahlgren@ny.frb.org;

with copy to:

Federal Reserve Bank of New York 33 Liberty Street

35

New York, NY 10045-0001 Attention: Joyce M. Hansen Deputy General Counsel and Senior Vice President Telecopy: (212) 720-1756 Telephone: (212) 720-5024 Email: joyce.hansen@ny.frb.org.
     (b) The Secured Party or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
     (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Secured Party and the Borrower. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given and received on the date of receipt.
     Section 20. No Implied Waivers; Remedies Not Exclusive. No failure by the Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.
     Section 21. Successors and Assigns. This Agreement is for the benefit of the Secured Party. If all or any part of the Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on each Pledgor and its respective successors and assigns.
     Section 22. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Secured Party. No such waiver, amendment or modification shall be binding upon any Pledgor, except with its written consent.
     Section 23. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

36

     Section 24. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 25. Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties thereto as nearly as may be possible, and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.
     Section 26. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, express or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Affiliates of the Lender) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
     Section 27. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
     Section 28. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this

37

Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     Section 29. Jurisdiction; Consent to Service of Process. (a) Each of the Pledgors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Pledgors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Pledgors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its respective properties in the courts of any jurisdiction.
     (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each Pledgor hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each Pledgor irrevocably consents to service of process in the manner provided for notices in Section 19. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     Section 30. Confidentiality. Each Pledgor agrees to keep confidential all non-public information, including, without limitation, the Loan Documents, in connection with the Loan Documents and other related documents provided to it by any Person pursuant to or in connection with the Loan Documents; provided that nothing herein shall prevent any Pledgor from disclosing any such information (a) to its Representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) upon the request or demand of any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the

38

enforcement of its rights hereunder or thereunder, (e) with the consent of the Secured Party or (f) to the extent such information becomes publicly available other than as a result of a breach of this Section 30; provided that, pursuant to clauses (b), (c) and (d) above, prior to any disclosure of such information, the Pledgor shall notify the Secured Party, if legally permitted to do so, of any proposed disclosure as far in advance of such disclosure as practicable and, upon the Secured Party’s request, take all reasonable actions to ensure that any information disclosed is accorded confidential treatment, or if such notice to the Secured Party is prohibited by law, inform the relevant court, regulatory authority or quasi-regulatory authority of the Secured Party’s interest in the disclosed information and request that such court, regulatory authority or quasi-regulatory authority inform the Secured Party of the disclosure.
     Section 31. Effect of Agreement. This Agreement amends and restates the Demand Note Security Agreements. The Liens and security interests granted by the Borrower thereunder are and shall continue to be in full force and effect hereunder without interruption or lapse.

39

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.
By:
Name:
Title:

FEDERAL RESERVE BANK OF NEW YORK, as Secured Party
By:
Name:
Title:

Guarantors:

[NAMES OF GUARANTORS]
By:
Name:
Title:

SCHEDULE 1
PLEDGOR DATA

Jurisdiction
	Form of	of	Organizational	Taxpayer
Name	Organization	Organization	ID Number	ID Number

S-1-1

SCHEDULE 2
EQUITY INTERESTS IN SUBJECT ISSUERS
PLEDGED BY ORIGINAL PLEDGORS
(as of the Effective Date)

Jurisdiction
	of	Owner of	Percentage	Number of
Issuer	Organization	Equity Interest	Owned	Shares or Units

S-2-1

SCHEDULE 3
OTHER SECURITIES AND INSTRUMENTS OF SUBJECT ISSUERS
PLEGED BY ORIGINAL PLEDGORS
(as of the Effective Date)

Jurisdiction
	of		Amount
Issuer	Organization	Owner	Owned	Type

S-3-1

SCHEDULE 4
FINANCING AGREEMENTS OF THE ORIGINAL PLEDGORS
(as of the Effective Date)

S-4-1

SCHEDULE 5
EXISTING LIENS ON PLEDGED COLLATERAL
OWNED BY THE ORIGINAL PLEDGORS
(as of the Effective Date)

S-5-1

EXHIBIT A
to Pledge Agreement
PLEDGE AGREEMENT SUPPLEMENT
     PLEDGE AGREEMENT SUPPLEMENT dated as of ___, ___, between [NAME OF PLEDGOR] (the “Pledgor”) and FEDERAL RESERVE BANK OF NEW YORK, as Secured Party.
     WHEREAS, American International Group, Inc., the Guarantors party thereto and Federal Reserve Bank of New York, as Secured Party, are parties to a Guarantee and Pledge Agreement dated as of September 22, 2008 (as heretofore amended and/or supplemented, the “Pledge Agreement”) under which American International Group, Inc. secures certain of its obligations (the “Secured Obligations”) and the Guarantors guarantee the Secured Obligations and secure their respective guarantees thereof;
     WHEREAS, the Pledgor desires to become [is] a party to the Pledge Agreement as a Guarantor and Pledgor thereunder;1 and
     WHEREAS, terms defined in the Pledge Agreement (or whose definitions are incorporated by reference in Section 1 of the Pledge Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Secured Guarantee.2 The Pledgor unconditionally guarantees the full and punctual payment of each Secured Obligation when due (whether at stated maturity, upon acceleration or otherwise). The Pledgor acknowledges that, by signing this Pledge Agreement Supplement and delivering it to the Secured Party, the Pledgor becomes a “Guarantor” and “Pledgor” for all purposes of the Pledge Agreement and that its obligations under the foregoing Secured Guarantee

[1]	If the Pledgor is the Borrower, delete this recital and Section 1 hereof.

[2]	Delete this Section if the Pledgor is the Borrower or a Guarantor that is already a party to the Pledge Agreement.

are subject to all the provisions of the Pledge Agreement (including those set forth in Section 2 thereof) applicable to the obligations of a Guarantor thereunder.
     2. Grant of Transaction Liens. (a) In order to secure [its Secured Guarantee]3 [the Secured Obligations]4, the Pledgor grants to the Secured Party a continuing security interest in all the following property of the Pledgor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):
     [describe property being added to the Collateral]5
     (b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.
     (c) The foregoing Transaction Liens are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the New Collateral or any transaction in connection therewith.
     (d) If the Governmental Authority having jurisdiction over any Regulated Subsidiary determines that a pledge of the Equity Interests of such Regulated Subsidiary hereunder constitutes or would constitute the acquisition of or a change of control with respect to such Regulated Subsidiary or any subsidiary thereof as to which the prior approval of such Governmental Authority was required and not obtained or waived, then, immediately upon the relevant Pledgor’s receipt of written notice from such Governmental Authority of such determination and without any action on the part of the Secured Party or any other Person, such pledge shall be rendered void ab initio and of no effect, at which time the Pledgor may cause the Regulated Subsidiary to alter its share transfer records to reflect that the pledge has become void. Upon any such occurrence, (i) the Secured Party shall, at such Pledgor’s written request and expense, return all certificates representing such Equity Interest to such Pledgor and execute and

[3]	Delete bracketed words if the Pledgor is the Borrower.

[4]	Delete bracketed words if the Pledgor is a Guarantor.

[5]	If the Pledgor is not already a party to the Pledge Agreement, clauses (i) through (xi) of, and the proviso to, Section 3(a) of the Pledge Agreement may be appropriate.

deliver such documents as such Pledgor shall reasonably request to evidence such Pledgor’s retention of all rights in such Equity Interest and (ii) such Pledgor, if permitted, shall promptly, and the Secured Party, if permitted, may, submit a request to the relevant Governmental Authority for approval of the pledge of such shares by the Pledgor hereunder, with which the Pledgor and the relevant Regulated Subsidiary shall fully cooperate, and, upon receipt of such approval, shall forthwith deliver to the Secured Party certificates representing all the outstanding Equity Interests in such Regulated Subsidiary (subject to the limitation in Section 8(l) of the Pledge Agreement if such Regulated Subsidiary is a Foreign Subsidiary) to be held as Collateral hereunder.
     3. Delivery of Collateral. Concurrently with delivering this Pledge Agreement Supplement to the Secured Party, the Pledgor is complying with the provisions of Section 8 of the Pledge Agreement with respect to Investment Property and Instruments, in each case if and to the extent included in the New Collateral at such time.
     4. Party to Pledge Agreement. Upon delivering this Pledge Agreement Supplement to the Secured Party, the Pledgor will become a party to the Pledge Agreement and will thereafter have all the rights and obligations of a Guarantor and a Pledgor thereunder and be bound by all the provisions thereof as fully as if the Pledgor were one of the original parties thereto.6
     5. Representations and Warranties. (a) The Pledgor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization on Schedule 1, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (iv) has the power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement contemplated hereby to which it is or will be a party.
     (b) The Pledgor has delivered a supplement to Schedules 1, 2, 3, 4 and 5 with respect to itself to the Secured Party. The information set forth therein is correct and complete as of the date hereof.

[6]	Delete Section 4 if the Pledgor is already a party to the Pledge Agreement.

     (c) The execution, delivery and performance of this Pledge Agreement Supplement and each other agreement contemplated hereby (i) have been duly authorized by all requisite corporate or other organizational action and, if required, stockholder or member action and (ii) will not (iii) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such Pledgor, (B) any order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which such Pledgor is a party or by which any of them or any of their property is or may be bound, (iv) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such material indenture, agreement or other instrument or (v) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Pledgor (except a Transaction Lien).
     (d) This Pledge Agreement Supplement has been duly executed and delivered by the Pledgor, and the Pledge Agreement as supplemented hereby constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.
     (e) Each of the representations and warranties set forth in Section 4 of the Pledge Agreement is true and correct as if made on and as of the date hereof as applied to the Pledgor and the New Collateral. For purposes of the foregoing sentence, references in said Sections to a “Pledgor” shall be deemed to refer to the Pledgor, references to Schedules to the Pledge Agreement shall be deemed to refer to the corresponding Schedules to this Pledge Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Effective Date” shall be deemed to refer to the date on which the Pledgor signs and delivers this Pledge Agreement Supplement.
     6. [Compliance with Foreign Law. The Pledgor represents that it has taken, and agrees that it will continue to take, all actions required under the laws (including the conflict of laws rules) of its jurisdiction of organization to ensure that the Transaction Liens on the New Collateral rank prior to all Liens and rights of others therein, except Permitted Liens.7]

[7]	Include Section 6 if the Pledgor is organized under the laws of a jurisdiction outside the United States.

     7. Governing Law. This Pledge Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.
     IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF PLEDGOR]
By:
Name:
Title:

FEDERAL RESERVE BANK OF NEW YORK, as Secured Party
By:
Name:
Title:

Schedule 1
to Pledge Agreement
Supplement
PLEDGOR DATA

Jurisdiction
	Form of	of	Organizational	Taxpayer
Name	Organization	Organization	ID Number	ID Number

Schedule 2
to Pledge Agreement
Supplement
EQUITY INTERESTS IN SUBJECT ISSUERS
PLEDGED BY PLEDGOR

Jurisdiction
	of	Percentage	Number of
Issuer	Organization	Owned	Shares or Units

Schedule 3
to Pledge Agreement
Supplement
OTHER SECURITIES AND INSTRUMENTS OF SUBJECT ISSUERS
PLEDGED BY PLEDGOR

Jurisdiction
	of	Amount
Issuer	Organization	Owned	Type

Schedule 4
to Pledge Agreement
Supplement
FINANCING AGREEMENTS OF THE PLEDGOR

Schedule 5
to Pledge Agreement
Supplement
EXISTING LIENS ON COLLATERAL OWNED BY THE PLEDGOR

EXHIBIT B
to Pledge Agreement
ISSUER CONTROL AGREEMENT
     ISSUER CONTROL AGREEMENT dated as of ___, ___among ___(the “Pledgor”), FEDERAL RESERVE BANK OF NEW YORK (the “Secured Party”), and ___(the “Issuer”). All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in [Issuer’s jurisdiction of incorporation].
W I T N E S S E T H :
     WHEREAS, the Pledgor is the registered holder of [specify Pledged Uncertificated Securities issued by the Issuer] issued by the Issuer (the “Securities”);
     WHEREAS, pursuant to a Guarantee and Pledge Agreement dated as of September 22, 2008 (as such agreement may be amended and/or supplemented from time to time, the “Pledge Agreement”), the Pledgor has granted to the Secured Party a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Pledgor in, to and under the Securities, whether now existing or hereafter arising; and
     WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Securities;
     NOW, THEREFORE, the parties hereto agree as follows:
     Section 1. Nature of Securities. The Issuer confirms that (i) the Securities are “uncertificated securities” (as defined in Section 8-102 of the UCC) and (ii) the Pledgor is registered on the books of the Issuer as the registered holder of the Securities.
     Section 2. Instructions. The Issuer agrees to comply with any “instruction” (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Securities without further consent by the Pledgor or any other person. The Pledgor consents to the foregoing agreement by the Issuer.
     Section 3. Waiver of Lien; Waiver of Set-off. The Issuer waives any security interest, lien or right of set-off that it may now have or hereafter acquire in or with respect to the Securities. The Issuer’s obligations in respect of the Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Secured Party.

     Section 4. Choice of Law. This Agreement shall be governed by the laws of [Issuer’s jurisdiction of incorporation].1
     Section 5. Conflict with Other Agreements. There is no agreement (except this Agreement) between the Issuer and the Pledgor with respect to the Securities [except for [identify any existing other agreements] (the “Existing Other Agreements”)]. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Issuer and the Pledgor with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.
     Section 6. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.
     Section 7. Notice of Adverse Claims. Except for the claims and interests of the Secured Party and the Pledgor in the Securities, the Issuer does not know of any claim to, or interest in, the Securities. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Secured Party and the Pledgor thereof.
     Section 8. Maintenance of Securities. In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer agrees as follows:
     (i) Pledgor Instructions; Notice of Exclusive Control. So long as the Issuer has not received a Notice of Exclusive Control (as defined below), the Issuer may comply with instructions of the Pledgor or any duly authorized agent of the Pledgor in respect of the Securities. After the Issuer receives a written notice from the Secured Party that it is exercising exclusive control over the Securities (a “Notice of Exclusive Control”), the Issuer will cease complying with instructions of the Pledgor or any of its agents.

[1]	If the Issuer’s jurisdiction of incorporation is not a State in the United States that has adopted the revisions to Articles 8 and 9 of the UCC promulgated in 1994, this form of Issuer Control Agreement may not be appropriate. It may be necessary to transfer the relevant securities into the Secured Party’s name to obtain comparable results under the laws of such jurisdiction.

     (ii) Non-Cash Dividends and Distributions. The Issuer shall deliver to the Secured Party all non-cash dividends, interest and other non-cash distributions paid or made upon or with respect to the Securities.
     (iii) Voting Rights. Until the Issuer receives a Notice of Exclusive Control, the Pledgor shall be entitled to direct the Issuer with respect to voting the Securities.
     (iv) Statements and Confirmations. The Issuer will promptly send copies of all statements and other correspondence concerning the Securities simultaneously to each of the Pledgor and the Secured Party at their respective addresses specified in Section 11 hereof.
     (v) Tax Reporting. All items of income, gain, expense and loss recognized in respect of the Securities shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Pledgor.
     Section 9. Representations, Warranties and Covenants of the Issuer. The Issuer makes the following representations, warranties and covenants:
     (i) This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms.
     (ii) The Issuer has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities pursuant to which it has agreed, or will agree, to comply with instructions (as defined in Section 8-102 of the UCC) of such person. The Issuer has not entered into any other agreement with the Pledgor or the Secured Party purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.
     Section 10. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     Section 11. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered

United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:
     Pledgor:
     Secured Party:
     Issuer:
Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.
     Section 12. Termination. The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Pledgor or any lapse of time. The obligations of the Issuer hereunder shall continue in effect until the Secured Party has notified the Issuer in writing that the Transaction Lien has been terminated pursuant to the Pledge Agreement.
     Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF PLEDGOR]
By:
Name:
Title:

FEDERAL RESERVE BANK OF NEW YORK, as Secured Party
By:
Name:
Title:

[NAME OF ISSUER]
By:
Name:
Title:

EXHIBIT C
FORM OF AFFILIATE SUBORDINATION AGREEMENT
          Section 1 . Agreement to Subordinate. [INSERT NAME OF BORROWER]’s (the “Company”) obligations to [INSERT NAME OF LENDER] (the “Subordinated Lender”) under this [INSERT NAME OF DOCUMENT] (the “Subordinated Obligations”) are subordinated in right of payment, to the extent and in the manner provided in this [Note/Instrument], to the prior payment of all Senior Debt. “Senior Debt” means the Obligations (as defined in the Credit Agreement dated as of September [_], 2008 (as in effect from time to time, the “Credit Agreement”) between American International Group, Inc. and Federal Reserve Bank of New York (in such capacity, the “Lender”), and “Senior Lender” means the holder from time to time of the Senior Debt. The subordination provisions of this [Note/Instrument] are for the benefit of and enforceable by the Senior Lender or its designated representatives.
          Section 2 . Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:
          (1) the Senior Lender is entitled to receive payment in full in cash of all Senior Debt, including all interest accrued or accruing on the Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the Credit Agreement, whether or not the claim for the interest is allowed or allowable as a claim in the case or proceeding with respect to the Senior Debt (only such payment constituting “payment in full”) before the Subordinated Lender will be entitled to receive any payment of principal of or interest on the Subordinated Obligations; and
          (2) until the Senior Debt is paid in full, any payment or distribution to which the Subordinated Lender would be entitled but for these subordination provisions shall instead be made to the Senior Lender as its interests may appear.
          Section 3 . Default on Senior Debt. Except with the written consent of, or upon demand by, the Lender, the Company shall not pay any Subordinated Obligations and the Subordinated Lender shall not take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Obligations if, at the time, (i) the maturity of some or all of the Senior Debt shall have been accelerated or

(ii) any Default (as defined under the Credit Agreement) has occurred or is continuing and (in the case of this clause (ii)) the Lender shall have given notice to the Borrower prohibiting such payment.
          Section 4 . When Distribution Must Be Paid Over. If a payment or other distribution is made to the Subordinated Lender that because of these subordination provisions should not have been made to it, the Subordinated Lender shall hold it in trust for the Senior Lender and pay it over to the Senior Lender as its interests may appear.
          Section 5 . Subrogation. A distribution made under these subordination provisions to the Senior Lender which otherwise would have been made to the Subordinated Lender is not, as between the Company and the Subordinated Lender, a payment by the Company on the Senior Debt. After all Senior Debt is paid in full and until the Subordinated Obligations are paid in full, the Subordinated Lender will be subrogated to the rights of the Senior Lender to receive payments in respect of the Senior Debt.
          Section 6 . Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate. These subordination provisions define the relative rights of the Subordinated Lender and the Senior Lender and do not impair, as between the Company and the Subordinated Lender, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Subordinated Obligations in accordance with their terms; provided that so long as any Default (as defined in the Credit Agreement) has occurred and is continuing, the Subordinated Lender shall not be entitled to, and waives its right to, accelerate the maturity of the Subordinated Obligations upon an Event of Default under this [Note/Instrument] or exercise any remedies upon an Event of Default under this [Note/Instrument]. The failure to make a payment on the Subordinated Obligations by reason of these subordination provisions does not prevent the occurrence of a Default under this [Note/Instrument].
          Section 7 . Subordinated Lender Entitled to Rely. For the purpose of ascertaining the outstanding amount of the Senior Debt, the Senior Lender, and all other information relevant to making any payment or distribution to the Senior Lender pursuant hereto, the Subordinated Lender is entitled to rely upon an order or decree of a court or competent jurisdiction in which any proceedings of the nature referred to in Section 2 above are pending, a certificate of the liquidating trustee or other person making a payment or distribution to the Subordinated Lender, or information provided by the Senior Lender or the Lender.
          Section 8 . Subordination May Not Be Impaired By Company. No right of the Senior Lender to enforce the subordination of the Subordinated Obligations will be impaired by any act or failure to act by the Company or by its failure to comply with the provisions hereunder.

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          Section 9 . Reliance by Senior Lender on Subordination Provisions; No Waiver. (a) The Subordinated Lender acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to the Senior Lender, whether the Senior Debt was created or acquired before or after the incurrence of the Subordinated Obligations, to acquire or to hold the Senior Debt, and the Senior Lender will be deemed conclusively to have relied on these subordination provisions in acquiring and holding such Senior Debt.
         (b) The Senior Lender may, at any time and from time to time, without the consent of or notice to the Subordinated Lender, without incurring any liability or responsibility to the Subordinated Lender, and without impairing the rights of the Senior Lender under these subordination provisions, do any of the following:
          (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding or secured;
          (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt;
          (3) release any person liable in any manner for the payment of the Senior Debt; or
          (4) exercise or refrain from exercising any rights against the Company and any other person.

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EXHIBIT D
Summary of Terms of Preferred Stock and Related Issues

Issuer	American International Group, Inc. (“AIG”).

Purchaser	AIG Credit Facility Trust, a new trust established for the benefit of the United States Treasury (“Trust”).

Securities	100,000 shares of Convertible Participating Serial Preferred Stock (“Preferred Stock”).

Consideration	$500,000 plus the lending commitment of the Federal Reserve Bank of New York (“NY Fed”); AIG’s board will acknowledge the receipt of value at least equal to the aggregate par value of the shares of Preferred Stock in connection with their issuance.

Voting rights	The Preferred Stock will vote with the common stock on all matters submitted to AIG’s stockholders, and will be entitled to an aggregate number of votes equal to (i) the Initial Number of Shares (as defined below), as adjusted pursuant to the anti-dilution provisions, minus (ii) the votes, if any, attributable to shares of common stock previously issued on any partial conversion of the Preferred Stock; provided that the number of votes attributable to the Preferred Stock shall not exceed 79.9% of the aggregate number of votes of the Preferred Stock and the shares of common stock then outstanding.

Dividends	The Preferred Stock will be entitled to participate in any dividends paid on the common stock, and shall receive (i) the dividends attributable to the Initial Number of Shares, as adjusted pursuant to the anti-dilution provisions, minus (ii) the dividends, if any, paid with respect to shares of common stock previously issued on any partial conversion of the Preferred Stock; provided that the dividends attributable to the Preferred Stock shall not exceed 79.9% of the aggregate amount of dividends paid on the Preferred Stock and the shares of common stock then outstanding.

Conversion	Immediately after the stockholder vote, the Preferred Stock will be convertible into a number of shares of common stock (the “Initial Number of Shares”) equal to 79.9% of that number plus the sum of the common stock then outstanding and the maximum number of shares then reserved for issuance with respect to AIG’s Equity Units.

Anti-Dilution Provisions	The Preferred Stock will have customary anti-dilution provisions.

Term	Perpetual.

Liquidation preference	$500,000 in aggregate.

Stockholder vote	AIG’s board will call a meeting of stockholders as soon as practicable after the issuance of the Preferred Stock. At that meeting, the stockholders will vote on, among other things, (i) amendments to AIG’s certificate of incorporation to (a) reduce the par value of AIG’s common stock to $0.000001 per share, (b) increase the number of authorized shares of common stock to 19 billion and (ii) any other measures deemed by the NY Fed to be necessary for the conversion of the Preferred Stock or the operation of the Facility, including the pledging of collateral thereunder.

Equity issues	So long as the Trust’s equity ownership, determined as the sum of its ownership of common stock and the number of shares of common stock underlying the Preferred Stock, shall equal or exceed 50% of the Initial Number of Shares (as adjusted pursuant to the anti-dilution provisions), AIG shall not issue any capital stock, or any or securities or instruments convertible or exchangeable into, or exercisable for, capital stock, without the written consent of the Trust other than (i)(x) issues of capital stock to satisfy any security or instrument existing on September 16, 2008 that is exercisable for, convertible into or exchangeable for common stock or (y) in respect of equity compensation awards issued in the ordinary course of business under AIG’s Amended and Restated 2007 Stock Incentive Plan and (ii) subsequent to written notice from the Trust that AIG’s corporate governance arrangements are satisfactory to the trustees (x) in respect of equity compensation awards issued under any equity compensation plan (including any material amendments thereto) approved by shareholders after September 16, 2008 in accordance with the shareholder approval requirements of the NYSE Listed Company Manual, (y) in respect of any tax-qualified plan approved in the ordinary course of business by the Board of Directors of AIG that meets the requirements of Sections 401(a) or 423 of the Internal Revenue Code or (z) in any one year, up to 0.5% of the outstanding shares of common stock pursuant to any other employee benefit plan, employment contract or similar arrangement that is approved by the Compensation and Management Resources Committee of the Board of Directors of AIG.

Governance	AIG and its board will work in good faith with the trustees of the Trust to ensure corporate governance arrangements satisfactory to the trustees.

Registration rights	AIG will enter into a customary agreement providing for demand registration rights for the Preferred Stock and the underlying common stock, will apply for the listing on the NYSE of the common stock underlying the Preferred Stock, and will take such other steps as the NY Fed may reasonably request to facilitate the transfer of the Preferred Stock or common stock received on conversion of the Preferred Stock.

Regulation	AIG will take all actions necessary or expedient for obtaining any regulatory approvals, notices, waivers or consents related to the issuance and acquisition of the Preferred Stock and will assist the NY Fed in such matters.

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NYSE	AIG will take all actions necessary or expedient for obtaining NYSE approval for the issuance and voting of the Preferred Stock, including actions required of the audit committee of the board of AIG to take advantage of the exemption from the NYSE’s stockholder approval requirements set forth in Section 312.05 of the NYSE Listed Company Manual.

Takeover laws	AIG will take all actions necessary or expedient in order to exempt the acquisition and ownership of the Preferred Stock and any common stock issued upon conversion of the Preferred Stock from (i) the requirements of any applicable “moratorium”, “control share”, “fair price” or other anti-takeover laws and regulations of any jurisdiction, including Section 203 of the Delaware General Corporation Law, and (ii) any other applicable provision of the organizational documents of AIG or the comparable organizational documents of any subsidiary of AIG.

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